UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No.     )

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MANNKIND CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

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MANNKIND CORPORATION

28903 North Avenue Paine

Valencia, CA 91355

(661) 775-5300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 17, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MannKind Corporation, or “MannKind,” a Delaware corporation. The meeting will be held on Thursday, May 17, 2012 at 10:00 a.m. local time at MannKind Corporation, 28903 North Avenue Paine, Valencia, California for the following purposes:

1. To elect the nine nominees named herein as directors to serve for the ensuing year and until their successors are elected;

2. To approve an amendment to MannKind’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 shares to 350,000,000 shares;

3. To approve an amendment to MannKind’s 2004 Equity Incentive Plan;

4. To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting;

5. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2012; and

6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the Annual Meeting is March 19, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

David Thomson

Vice President, General Counsel and Secretary

Valencia, California

April 6, 2012

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote by proxy pursuant to the instructions set forth herein as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

MANNKIND CORPORATION

28903 North Avenue Paine

Valencia, California 91355

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 17, 2012

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

We have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of MannKind Corporation (sometimes referred to as the “Company” or “MannKind”) is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the internet. Accordingly, we are sending the Notice to our stockholders of record. Our stockholders of record have also received a printed set of the proxy materials along with the Notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 6, 2012 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 19, 2012 will be entitled to vote at the Annual Meeting. On this record date, there were 167,814,627 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 19, 2012 your shares were registered directly in your name with MannKind’s transfer agent, Computershare Shareowner Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy pursuant to the instructions set forth below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 19, 2012 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

Management is presenting five proposals for stockholder vote.

Proposal 1. Election of Nine Directors

The first proposal to be voted on is the election as directors of the nine nominees named herein for a one-year term. MannKind’s Board of Directors has nominated these nine people as directors. You may find information about these nominees, as well as information about MannKind’s Board of Directors and its committees, director compensation and other related matters beginning on page 7.

You may vote “For” all the nominees, “Withhold” your votes as to all nominees or “Withhold” your votes as to specific nominees.

The Board of Directors unanimously recommends a vote FOR all the director nominees named herein.

Proposal 2. Amendment of MannKind’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.

The second proposal to be voted on is to approve an amendment to MannKind’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock from 250,000,000 shares to 350,000,000 shares. You may find information about this proposal on page 16.

You may vote “For” the proposal, vote “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR this proposal.

Proposal 3. Approval of Proposed Amendment to MannKind’s 2004 Equity Incentive Plan

The third proposal to be voted on is to approve an amendment to increase the maximum number of shares of common stock authorized for issuance under MannKind’s 2004 Equity Incentive Plan from 25,000,000 shares to 35,000,000 shares. Your approval of the proposal will also constitute a re-approval of the 2004 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. You may find information about this proposal beginning on page 18.

You may vote “For” the proposal, vote “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR this proposal.

Proposal 4. Advisory Vote on Executive Compensation

The fourth proposal is an advisory vote by the stockholders of MannKind regarding the compensation of the Company’s named executive officers as described in this proxy statement, including the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. The Company is seeking the stockholders’ approval, on an advisory basis, of the compensation of the named executive officers. You may find information about this proposal beginning on page 22.

You may vote “For” the proposal, vote “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR this proposal.

Proposal 5. Ratification of Selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for its Fiscal Year Ending December 31, 2012

The fifth proposal to be voted on is to ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to examine the financial statements of the Company for the fiscal year ending December 31, 2012. It is expected that representatives of

Deloitte & Touche LLP will attend the Annual Meeting and be available to make a statement or respond to appropriate questions. You may find information about this proposal beginning on page 24.

You may vote “For” the proposal, vote “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR this proposal.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Your signed proxy card must be received by 5:00 PM U.S. Eastern time on May 16, 2012 to be counted.

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To vote over the telephone, dial toll-free (866) 437-3716 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 5:00 PM U.S. Eastern time on May 16, 2012 to be counted.

•

To vote through the internet, go to http://www.proxypush.com/mnkd to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your vote must be received by 5:00 PM U.S. Eastern time on May 16, 2012 to be counted.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from MannKind. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may be able to vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with the Notice, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 19, 2012.

What if I return a proxy card or otherwise vote by proxy but do not make specific choices?

If you voted by proxy without marking any voting selections, your shares will be voted “For” the election of the Board of Directors’ nine nominees for director listed in Proposal 1, “For” the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock in Proposal 2, “For” the amendment of the 2004 Equity Incentive Plan as provided in Proposal 3, “For” the advisory vote on executive compensation as provided in Proposal 4 and “For” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 in Proposal 5. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions with respect to each Notice to ensure that all of your shares are voted. Similarly, if you are a stockholder of record and you receive more than one set of proxy materials, your shares are registered in more than one name. If you intend to vote by proxy using the proxy cards you receive, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may send a written notice that you are revoking your proxy to MannKind’s Secretary at 28903 North Avenue Paine, Valencia, CA 91355.

•	You may grant another proxy by telephone or through the internet.

•	You may submit another properly completed proxy card with a later date.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy, whether submitted by proxy card, telephone or internet, is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, with respect to the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and with respect to other proposals, “For” and “Against” votes, abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, except with respect to the election of directors, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, except for Proposal 2. For Proposal 2, broker non-votes will have the same effect as “Against” votes.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name (shares are held by your broker as your nominee), the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If you do not give instructions to your broker, your broker can vote your shares with respect to matters that are considered to be “routine,”, but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals, election of directors and, for the first time, under a new amendment to the NYSE rules, executive compensation, including the stockholder advisory votes on executive compensation and on the frequency of stockholder advisory votes on executive compensation. Proposals 1-4 regarding the election of directors, approval of an amendment to our certificate of incorporation, approval of an amendment to our equity incentive plan and the advisory vote regarding executive compensation are non-routine matters. Proposal 5 to ratify Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter.

How many votes are needed to approve each proposal?

For the election of directors, the nine nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withhold” will affect the outcome. Only the nine nominees named herein have been properly nominated for election as directors.

To be approved, Proposal 2 regarding the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock must receive a “For” vote from the holders of a majority of the Company’s common stock having voting power outstanding on the record date for the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

To be approved, Proposals 3, 4 and 5 regarding amendment of the 2004 Equity Incentive Plan, approval, on an advisory basis, of the compensation of the named executive officers and ratification of the selection of the independent registered public accounting firm must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were 167,814,627 shares outstanding and entitled to vote. Thus, 83,907,314 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file no later than May 23, 2012. If final voting results are not available to us in time to file a Form 8-K on or before May 23, 2012, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in MannKind’s proxy material for next year’s annual meeting, your proposal must be submitted in writing by December 7, 2012 to David Thomson, MannKind Corporation, 28903 North Avenue Paine, Valencia, CA 91355. If you wish to submit a proposal that is not to be included in MannKind’s proxy materials or nominate a director, you must do so not later than the close of business on February 16, 2013 nor earlier than the close of business on January 17, 2013. You are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

MannKind’s Board of Directors consists of nine directors. There are nine nominees for director this year, all of whom were nominated by our Board of Directors. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or until the director’s death, resignation or removal. All nominees listed below are currently our directors and were previously elected by our stockholders at the 2011 Annual Meeting of Stockholders. It is our policy that directors are invited and expected to attend annual meetings. All directors attended the 2011 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The nine nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by our Nominating and Corporate Governance Committee. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led our Board of Directors to conclude that each nominee should serve as a member of the Board.

Name	Age	Position Held With the Company
Alfred E. Mann	86	Chairman of the Board of Directors and Chief Executive Officer
Hakan S. Edstrom	62	President, Chief Operating Officer and Director
Abraham E. Cohen(1)	75	Director
Ronald Consiglio(2)(3)	68	Director
Michael Friedman, M.D.(1)(2)	68	Director
Kent Kresa(1)(2)	74	Director
David H. MacCallum(3)	74	Director
Henry L. Nordhoff(3)	70	Director
James S. Shannon, M.D., MRCP (UK)(1)	55	Director

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Audit Committee.

Alfred E. Mann has been one of our directors since April 1999, our Chairman of the Board since December 2001 and our Chief Executive Officer since October 2003. He founded and formerly served as Chairman and Chief Executive Officer of MiniMed, Inc., a publicly traded company focused on diabetes therapy and microinfusion drug delivery that was acquired by Medtronic, Inc. in August 2001. Mr. Mann also founded and, from 1972 through 1992, served as Chief Executive Officer of Pacesetter Systems, Inc. and its successor, Siemens Pacesetter, Inc., a manufacturer of cardiac pacemakers, now the Cardiac Rhythm Management Division of St. Jude Medical Corporation. Mr. Mann founded and since 1993, has served as Chairman and until January 2008, as Co-Chief Executive Officer of Advanced Bionics Corporation, a medical device manufacturer focused on neurostimulation to restore hearing to the deaf and to treat chronic pain and other neural deficits, that was acquired by Boston Scientific Corporation in June 2004. In January 2008, the former stockholders of Advanced Bionics Corporation repurchased certain segments from Boston Scientific Corporation and formed Advanced

Bionics LLC for cochlear implants and Infusion Systems LLC for infusion pumps. Mr. Mann was non-executive Chairman of both entities. Advanced Bionics LLC was acquired by Sonova Holdings on December 30, 2009. Infusion Systems LLC was acquired by the Alfred E. Mann Foundation in February 2010. Mr. Mann has also founded and is non-executive Chairman of Second Sight Medical Products, Inc., which is developing a visual prosthesis for the blind; Bioness Inc., which is developing rehabilitation neurostimulation systems; Quallion LLC, which produces batteries for medical products and for the military and aerospace industries; and Stellar Microelectronics Inc., a supplier of electronic assemblies to the medical, military and aerospace industries. Mr. Mann also founded and is the managing member of PerQFlo, LLC, which is developing drug delivery systems. Mr. Mann is the managing member of the Alfred E. Mann Foundation and is also non-executive Chairman of Alfred Mann Institutes at the University of Southern California, AMI Purdue and AMI Technion, and the Alfred Mann Foundation for Biomedical Engineering, which is establishing additional institutes at other research universities. Mr. Mann holds bachelor’s and master’s degrees in Physics from the University of California at Los Angeles, honorary doctorates from Johns Hopkins University, the University of Southern California, Western University and the Technion-Israel Institute of Technology and is a member of the National Academy of Engineering. The Board believes that Mr. Mann’s business experience, including his extensive experience as a founder, board member and executive officer of medical device companies, combined with his business acumen and judgment provide our Board with valuable scientific and operational expertise and leadership skills.

Hakan S. Edstrom has been our President and Chief Operating Officer since April 2001 and has served as one of our directors since December 2001. Mr. Edstrom was with Bausch & Lomb, Inc., a health care product company, from January 1998 to April 2001, advancing to the position of Senior Corporate Vice President and President of Bausch & Lomb, Inc. Americas Region. From 1981 to 1997, Mr. Edstrom was with Pharmacia Corporation, where he held various executive positions, including President and Chief Executive Officer of Pharmacia Ophthalmics Inc. Mr. Edstrom was educated in Sweden and holds a master’s degree in Business Administration from the Stockholm School of Economics. The Board believes that Mr. Edstrom’s business experience, including his extensive experience as an executive officer of health care product companies, combined with his business acumen and judgment provide our Board with valuable operational expertise and leadership skills.

Abraham (Barry) E. Cohen has been one of our directors since May 2007. Mr. Cohen served as Senior Vice President of Merck & Co. until his retirement in January 1992 and as President of the Merck Sharp & Dohme International Division from 1977 to 1988. Since his retirement, Mr. Cohen has been active as an international business consultant. He is presently a director of Chugai Pharmaceutical Co., Ltd. and Teva Pharmaceutical Industries Ltd. The Board believes that Mr. Cohen’s business experience, including his experience as an executive officer of Merck, and his service on other public company boards, combined with his business acumen and judgment provide our Board with valuable operational expertise and leadership skills.

Ronald Consiglio has been one of our directors since October 2003. Since 1999, Mr. Consiglio has been the managing director of Synergy Trading, a securities-trading partnership. From 1999 to 2001, Mr. Consiglio was Executive Vice President and Chief Financial Officer of Trading Edge, Inc., a national automated bond-trading firm. From January 1993 to 1998 Mr. Consiglio served as Chief Executive Officer of Angeles Mortgage Investment Trust, a publicly traded Real Estate Investment Trust. His prior experience includes serving as Senior Vice President and Chief Financial Officer of Cantor Fitzgerald & Co. and as a member of its board of directors. Mr. Consiglio is currently a member of the board of trustees for the Metropolitan West Funds. Mr. Consiglio is a certified public accountant and holds a bachelor’s degree in accounting from California State University at Northridge. The Board believes that Mr. Consiglio’s knowledge and understanding of accounting and finance, his experience as a board member and executive officer at financial services firms, combined with his business acumen and judgment provide our Board with valuable accounting, financial and operational expertise and leadership skills.

Michael Friedman, M.D. has been one of our directors since December 2003. Currently, Dr. Friedman is the President and Chief Executive Officer of the City of Hope National Medical Center. Previously, from September 2001 until April 2003, Dr. Friedman held the position of Senior Vice President of Research and Development, Medical and Public Policy, for Pharmacia Corporation and, from July 1999 until September 2001, was a senior vice president of Searle, a subsidiary of Monsanto Company. From 1995 until June 1999, Dr. Friedman served as Deputy Commissioner for Operations for the Food and Drug Administration, and was Acting Commissioner and Lead Deputy Commissioner from 1997 to 1998. Dr. Friedman received a bachelor of arts degree, magna cum laude, from Tulane University, New Orleans, Louisiana, and a doctorate in medicine from the University of Texas, Southwestern Medical School. The Board believes Dr. Friedman’s business experience, including his experience as an executive officer at biopharmaceutical companies and a leading clinical and research center specializing in cancer and diabetes, and his service at the Food and Drug Administration, combined with his business acumen and judgment provide our Board with valuable scientific and operational expertise and leadership skills.

Kent Kresa has been one of our directors since June 2004. Mr. Kresa is Chairman Emeritus of Northrop Grumman Corporation, a defense company and from September 1990 until October 2003, he was its Chairman. He also served as Chief Executive Officer of Northrop Grumman Corporation from January 1990 until March 2003 and as its President from 1987 until September 2001. Mr. Kresa is also Chairman of the Board of Trustees of the California Institute of Technology (“Caltech”) and has been a member of the Caltech Board of Trustees since 1994. Mr. Kresa serves on the boards of Fluor Corporation, and several non-profit organizations and universities. He is also on the Advisory Board of Trust Company of the West. As a graduate of Massachusetts Institute of Technology, he received a B.S. in 1959, an M.S. in 1961, and an E.A.A. in 1966, all in aeronautics and astronautics. The Board believes that Mr. Kresa’s business experience, including his experience as a director and executive officer of Northrop Grumman, and his service on other public company boards, combined with his business acumen and judgment provide our Board with valuable operational expertise and leadership skills.

David H. MacCallum has been one of our directors since June 2004. Currently, Mr. MacCallum is the Managing Partner of Outer Islands Capital, a hedge fund specializing in health care investments. From June 1999 until November 2001, he was Global Head of Health Care investment banking for Salomon Smith Barney, part of Citigroup, a financial institution. Prior to joining Salomon Smith Barney, he was Executive Vice President and Head of the Health Care group at ING Barings Furman Selz LLC, an investment banking firm and subsidiary of ING Group, a Dutch financial institution, from April 1998 to June 1999. Prior to that, Mr. MacCallum formed the Life Sciences group at UBS Securities, an investment banking firm, where he was Managing Director and Global Head of Life Sciences from May 1994 to April 1998. Before joining UBS Securities, he built the health care practice at Hambrecht & Quist, an investment banking firm, where he was Head of Health Care and Co-Head of Investment Banking. Mr. MacCallum received an A. B. degree from Brown University and an M.B.A. degree from New York University. He is a Chartered Financial Analyst. The Board believes that Mr. MacCallum’s knowledge and understanding of accounting and finance, his business experience in the investment banking industry, combined with his business acumen and judgment provide our Board with valuable accounting, financial and operational expertise and leadership skills.

Henry L. Nordhoff has been one of our directors since March 2005. Mr. Nordhoff has served as Chairman of the Board of Gen-Probe Incorporated, a clinical diagnostic and blood screening company, since September 2002 and served as Chief Executive Officer and President of Gen-Probe from July 1994 until May 2009. Prior to joining Gen-Probe, he was President and Chief Executive Officer of TargeTech, Inc., a gene therapy company that was merged into Immune Response Corporation. Prior to that, Mr. Nordhoff was at Pfizer, Inc. in senior positions in Brussels, Seoul, Tokyo and New York. He received a B.A. in international relations and political economy from Johns Hopkins University and an M.B.A. from Columbia University. The Board believes that Mr. Nordhoff’s business experience, including his experience as a director and executive officer at pharmaceutical and biotech companies, combined with his business acumen and judgment provide our Board with valuable operational expertise and leadership skills.

James S. Shannon, M.D., MRCP (UK) has been one of our directors since February 2010. Dr. Shannon is trained in Medicine and Cardiology. He received his undergraduate and postgraduate degrees at Queen’s University of Belfast and is a Member of the Royal College of Physicians (UK). He has more than 20 years experience at senior levels of the pharmaceutical industry and until his retirement in 2008 was Global Head of

Drug Development for Novartis Pharma AG based in Basel, Switzerland. He entered the pharmaceutical industry in 1987 joining Sterling Winthrop working initially in Europe and subsequently in the USA, where he held positions of increasing responsibility in the management of Research and Development ultimately serving as Senior Vice-President, Clinical Development. Following the acquisition of Sterling in 1994 he joined Sandoz in Basel as Head of Drug Regulatory Affairs. Dr. Shannon held a number of significant positions in Novartis including Head of the Integration Office for R&D overseeing the creation of the Novartis R&D groups from those of Ciba and Sandoz and also Head of the Cardiovascular Strategic Team where he oversaw the design and implementation of the clinical trial program for Diovan. Subsequently he was appointed Global Head of Project Management before being appointed Global Head of Clinical Development and Medical Affairs in 1999, a position that he held until 2005 when he was appointed to Head Pharma Development. During these years Novartis was recognized as the leading company in terms of FDA approvals for New Molecular Entities and one of the leading companies with regard to the adoption of novel technology in Development. In addition to our Board, Dr. Shannon currently serves on the boards of Biotie Therapies, Circassia Holdings Ltd., Endocyte Inc. and Xanodyne Pharmaceuticals, Inc. The Board believes that Dr. Shannon’s business experience and his extensive experience in drug development, combined with his business acumen and judgment provide our Board with valuable scientific and operational expertise and leadership skills.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE ELECTION OF ALL NAMED NOMINEES.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD AND COMMITTEE MATTERS

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director or any of his family members and the Company, its senior management and its independent auditors, the Board of Directors affirmatively has determined that all of the Company’s directors other than Mr. Mann and Mr. Edstrom are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of the directors has a material or other disqualifying relationship with the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

We are committed to maintaining the highest standards of business conduct and ethics. Our Board of Directors has adopted a Code of Business Conduct and Ethics and adheres to corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The charters for various Board committees set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. Our Board of Directors adopted these measures to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002, as amended. Our Code of Business Conduct and Ethics, as well as the charters for each committee of the Board, may be viewed on our website at www.mannkindcorp.com.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is currently chaired by the Chief Executive Officer, Mr. Mann who is also our largest stockholder. Our Board of Directors believes that combining the positions of Chief Executive Officer and Chairman of the Board provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. The Company also believes that it is advantageous to have a Chairman of the Board with an extensive history with and knowledge of the Company and is seen by both our partners and investors as providing strong leadership to the Company (as is the case with Mr. Mann). In November 2011, our Board of Directors appointed Mr. Kresa as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board Chair: the lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the Chair, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chair and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to shareholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, the Company believes that it is advantageous for the Company to combine the positions of Chief Executive Officer and Board Chair.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board of Directors is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Compensation Committee reviews and approves individual and corporate performance goals, advises the Board regarding the adoption, modification, or termination of compensation plans and policies and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. All three committees operate under written charters adopted by our Board, all of which are available on our website at www.mannkindcorp.com.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. Below is a description of each committee.

Audit Committee

Our Audit Committee consists of Mr. Consiglio (chair), Mr. MacCallum and Mr. Nordhoff, each of whom is an independent member of our Board of Directors (as determined by our Board based on its annual review of the independence requirement of Audit Committee members provided in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The functions of this committee include, among others:

•	evaluating the independent registered public accounting firm’s qualifications, independence and performance;

•	determining the engagement of the independent registered public accounting firm;

•	approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	reviewing our financial statements;

•	reviewing our critical accounting policies and estimates;

•	discussing with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter.

We have appointed Mr. Consiglio as our “Audit Committee financial expert,” as that term is defined in applicable SEC rules. In making such determinations, the Board of Directors made a qualitative assessment of Mr. Consiglio’s level of knowledge and experience based on a number of factors, including his formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee. Our Audit Committee charter can be found on our corporate website at http://www.mannkindcorp.com. The Audit Committee met 10 times during 2011. The report of the Audit Committee is included herein on page 50.

Compensation Committee

Our Compensation Committee consists of Mr. Kresa (chair), Mr. Cohen, Dr. Friedman, and Dr. Shannon, each of whom is an independent member of our Board of Directors (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The functions of this committee include, among others:

•

reviewing and recommending policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives, and recommending compensation of these officers based on such evaluations;

•	administering our benefit plans and the issuance of stock options and other awards under our stock plans;

•

recommending the type and amount of compensation to be paid or awarded to members of our Board of Directors, including consulting, retainer, meeting, committee and committee chair fees and stock option grants or awards;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The Compensation Committee met four times during 2011.

The processes and procedures of the Compensation Committee with respect to executive compensation are described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement. Our Compensation Committee charter can be found on our corporate website at http://www.mannkindcorp.com. The report of the Compensation Committee is included herein on page 49.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Friedman(chair), Mr. Consiglio and Mr. Kresa, each of whom is an independent member of our Board of Directors (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The functions of this committee include, among others:

•	planning for succession with respect to the position of CEO and other senior executives;

•	reviewing and recommending nominees for election as directors;

•	assessing the performance of the Board of Directors and monitoring committee evaluations;

•	suggesting, as appropriate, ad-hoc committees of the Board of Directors;

•	developing guidelines for board composition; and

•

reviewing and evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance of the Nominating and Corporate Governance Committee with its charter.

Our Nominating and Corporate Governance Committee charter can be found on our corporate website at http://www.mannkindcorp.com. The Nominating and Corporate Governance Committee met once during 2011.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Evaluating Nominees for Director

The Nominating and Corporate Governance Committee review candidates for director nominees in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers age, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating and Corporate Governance Committee believe that it is important that directors represent diverse viewpoints.

The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether a candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors must do so by delivering at least 120 days prior to the anniversary date of the mailing of MannKind’s proxy statement for its last annual meeting of stockholders a written recommendation to the Nominating and Corporate Governance Committee, c/o MannKind Corporation, 28903 North Avenue Paine, Valencia, California 91355, Attn: Corporate Secretary. Each submission must set forth:

•	the name and address of the MannKind stockholder on whose behalf the submission is made;

•	the number of MannKind shares that are owned beneficially by such stockholder as of the date of the submission;

•	the full name of the proposed candidate;

•	a description of the proposed candidate’s business experience for at least the previous five years;

•	complete biographical information for the proposed candidate; and

•	a description of the proposed candidate’s qualifications as a director.

Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected. To date, the Nominating and Corporate Governance Committee has not received a timely nomination of a candidate for election as a director at any annual meeting from a stockholder or stockholders holding more than 5% of our voting stock.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met seven times during the last fiscal year. Each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

EXECUTIVE SESSIONS

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director c/o MannKind Corporation, 28903 North Avenue Paine, Valencia, California 91355, Attn: Corporate Secretary. Communications also may be sent by e-mail to the following address board@mannkindcorp.com. Each communication must set forth the name and address of the MannKind stockholder on whose behalf the communication is sent. Each communication will be screened by MannKind’s Corporate Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Examples of inappropriate communications include junk mail, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined by the Corporate Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

The screening procedures have been approved by a majority of the independent directors of the Board. All communications directed to the Audit Committee in accordance with the Company’s Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics Policy that applies to our directors and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller), and have posted the text of the policy on our website (www.mannkindcorp.com) in connection with “Investors” materials. In addition, we intend to promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2011, Messrs. Cohen and Kresa and Drs. Friedman and Shannon served on our Compensation Committee. None of Messrs. Cohen or Kresa or Drs. Friedman or Shannon has ever been one of our officers or employees. During 2011, none of our executive officers served as a member of the Board of Directors or Compensation Committee of any other entity that had one or more executive officers who served on our Board of Directors or Compensation Committee.

PROPOSAL 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

MannKind’s Board of Directors is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 250,000,000 shares to 300,000,000 shares.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 131,522,945 shares of common stock outstanding on December 31, 2011, the Board has reserved 20,196,380 shares of common stock for issuance under our equity incentive plans. Of this number, 10,082,351 shares are reserved for issuance upon exercise of stock options that are currently outstanding, 4,140,388 shares are reserved for issuance upon vesting of outstanding restricted stock units and 5,973,641 shares are reserved for future issuances and grants made under our equity incentive plans. In addition, the Board has reserved 19,826,113 shares of common stock which may be issued upon the conversion of our outstanding 3.75% senior convertible notes due 2013 and 5.75% senior convertible notes due 2015 and 21,562,500 shares of common stock for warrants issued in February 2012.

In February 2012, the Company entered into a Common Stock Purchase Agreement with The Mann Group LLC, an entity controlled by Alfred E. Mann pursuant to which the Company is required to issue and sell, and The Mann Group LLC is obligated to purchase, 31,250,000 shares of the Company’s common stock, subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (“HSR Clearance”) as amended, and the Company’s receipt of stockholder approval to increase the authorized number of shares of its common stock, as necessary. The price of the shares to be sold to under this agreement will be $2.47 per share (the consolidated closing bid price of the Company’s common stock on February 2, 2012 as reported on The NASDAQ Global Market). The aggregate purchase price for the shares of common stock the Company will issue and sell to The Mann Group LLC will be approximately $77.2 million and will be paid for by cancelling indebtedness under the Amended and Restated Promissory Note issued to The Mann Group LLC on August 10, 2010, as amended on January 16, 2012, pursuant to an existing $350 million revolving loan arrangement. The closing is expected to occur following receipt of HSR Clearance and stockholder approval.

The Board of Directors has no other plans to issue the additional shares of common stock. The Board desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; and other purposes.

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this amendment to the Company’s Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO MANNKIND’S 2004 EQUITY INCENTIVE PLAN

During 2004, our Board of Directors and our stockholders approved the amendment and restatement of our 2001 Stock Awards Plan, now known as our 2004 Equity Incentive Plan (the “Plan”). Initially, there were 5,000,000 shares of common stock reserved for issuance under the Plan and our Board of Directors and our stockholders approved reserve increases in 2006, 2007 and 2009. In May 2011, our Board of Directors and our stockholders increased the total number of shares of our common stock authorized for issuance under the Plan to 25,000,000 shares.

As of December 31, 2011, options to purchase 10,082,351 shares with a weighted average exercise price of $5.67 and a weighted average remaining term of 7.60 years were outstanding 4,140,388 restricted stock units were outstanding under the Plan, and 4,803,620 shares vested or exercised and issued under the Plan with 5,973,641 shares of common stock remaining available for issuance. Under the Plan, we may grant stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-related awards to our employees, directors and consultants. As of March 2, 2012, all of our approximately 248 employees, seven non-employee directors and two consultants are eligible to participate in the Plan.

You are being asked to approve an increase in the number of shares reserved for issuance under the Plan from 25,000,000 to 35,000,000. Stockholder approval of this proposal will also constitute a re-approval of the Plan for purposes of Section 162(m) of the Code. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Company believes it is in the best interests of the Company’s stockholders and employees to increase the number of shares of common stock available to the Plan by 10,000,000 shares, as this will allow the Company to continue to attract and retain quality personnel and to promote employee participation in equity ownership of the Company. Additionally, the Company is seeking reapproval of the Plan so that awards granted under the Plan will continue to be able to qualify under Section 162(m) of the Code as deductible performance-based compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR FOR PROPOSAL 3.

FEATURES OF 2004 EQUITY INCENTIVE PLAN

The essential features of the Plan are outlined below. This summary is qualified in its entirety by reference to the complete Plan which is appended to this Proxy Statement as Appendix A.

General. The Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses, restricted stock unit awards and other stock awards (collectively “awards”). Incentive stock options, or ISOs, granted under the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options, or NSOs, granted under the Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Plan may be tandem rights, concurrent rights or independent rights. To date, the Company has granted only stock options and restricted stock awards under the Plan.

Purpose. The Board adopted the Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to acquire stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 248 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Plan.

Share reserve. An aggregate of 25,000,000 shares of our common stock are currently reserved for issuance under the Plan. If this proposal is approved by the stockholders, 35,000,000 shares of our common stock will be reserved for issuance under the Plan. Shares subject to options and stock awards that expire, terminate, are repurchased or are forfeited under the Plan will again become available for the grant of awards under the Plan. Shares issued under the Plan may be previously unissued shares or reacquired shares bought on the market or otherwise. If any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a “net exercise,” the number of shares that are not delivered to the participant shall remain available for the grant of awards under the Plan. If the exercise of any stock award is satisfied by tendering shares of common stock held by the participant, the number of shares tendered shall become available for the grant of awards under the Plan. The maximum number of shares that may be issued under the Plan subject to incentive stock options is 7,000,000.

As of February 29, 2012, options to purchase 9,729,404 shares of our common stock and 4,026,038 restricted stock units were outstanding under the Plan.

Administration. Our Board of Directors administers the Plan, and the board has delegated authority to administer the Plan to the Compensation Committee of the Board of Directors. Subject to the terms of the Plan, the plan administrator will determine the stock award recipients and grant dates, the numbers and types of stock awards to be granted under the Plan and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, purchase price or strike price, as applicable, for stock awards granted under the Plan.

Eligibility of awards. The Plan provides for the grant of ISOs, NSOs, restricted stock awards, stock appreciation rights, phantom stock awards and other stock awards based in whole or in part by reference to our common stock. ISOs may be granted solely to our employees, including officers. All other stock awards under the Plan may generally be granted to our employees, directors, officers and consultants.

Stock options. Stock options are granted under the Plan pursuant to a stock option agreement. Generally, the exercise price for an ISO cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. The exercise price for an NSO is determined by our Board of Directors. Options granted under the Plan vest at the rate specified in the stock option agreement. In addition, our Plan allows for the early exercise of options, as set forth in an applicable stock option agreement. All shares of our common stock acquired through options exercised early may be subject to repurchase by us. Options granted under the Plan prior to its amendment and restatement in 2004 vest at the minimum rate of at least 20% per year and do not provide for early exercise. Stock options generally vest over four years, typically at the rate of 25% after one year and ratably on a monthly basis over a period of 36 months thereafter. Restricted stock units generally vest over four years with consideration satisfied by service to the Company.

In general, the term of stock options granted under the Plan may not exceed ten years. With respect to options granted under the Plan following our initial public offering in 2004, unless the terms of an optionee’s stock option agreement provide for earlier termination, if an optionee’s service relationship with us, or any affiliate of ours, terminates due to disability, death or retirement, the optionee, or his or her beneficiary, generally may exercise any vested options after the date the service relationship ends for up to twelve months in the event of disability, up to eighteen months in the event of death and up to twenty-four months in the event of selected retirements. If an optionee’s relationship with us, or any affiliate of ours, ceases for any reason other than disability, death or retirement, the optionee may exercise any vested options for up to three months after the termination of service, unless the terms of the stock option agreement provide for earlier or later termination. However, in the event the optionee’s service with us, or an affiliate of ours, is terminated for cause (as defined in the Plan), all options held by the optionee under the Plan will terminate in their entirety on the date of termination.

With respect to options granted under the Plan prior to our initial public offering in 2004, if an optionee’s service with us is terminated due to disability or death, the optionee, or his or her beneficiary, may exercise any vested options for up to six months after the date of termination. If an optionee’s service with us is terminated for any reason other than disability or death, the optionee may exercise any vested options for up to thirty days after the date of termination. However, in the event an optionee’s service with us is terminated for cause under the terms of the Plan, all options held by the optionee under the Plan will terminate on the date of termination.

Acceptable consideration for the purchase of our common stock issued under the Plan will be determined by our Board of Directors and may include cash or common stock previously owned by the optionee, or may be paid through a deferred payment arrangement, a broker assisted exercise, the net exercise of the option or other legal consideration or arrangements approved by our Board of Directors.

Generally, options granted under the Plan may not be transferred other than by will or the laws of descent and distribution unless the optionee holds an NSO and the related option agreement provides otherwise. However, an optionee may designate a beneficiary who may exercise the options granted under the Plan following the optionee’s death.

Tax limitations on stock option grants. ISOs may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock subject to ISOs that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to a 10% stockholder unless the following conditions are satisfied:

•	the option exercise price is at least 110% of the fair market value of the stock subject to the option on the grant date; and

•	the term of any ISO award must not exceed five years from the grant date.

Section 162(m). Section 162(m) of the Code denies an income tax deduction to publicly held corporations for certain compensation paid to certain “covered employees” in a taxable year to the extent that the compensation exceeds $1,000,000. Currently, a “covered employee” is the company’s chief executive officer and the next three highest paid executive officers, not including the chief financial officer. Section 162(m) provides an exception to this deduction limitation for qualified performance-based compensation. In general, stock options that are granted by our Compensation Committee and that have an exercise price of not less than the fair market value of our common stock will be deemed to qualify as performance-based compensation if the Plan contains a limit on the maximum number of shares underlying those stock options that can be granted to any person during any period of time. To comply with this requirement, the Plan provides that no person may be granted options under the Plan covering more than 2,000,000 shares of our common stock in any calendar year. If our stockholders approve Proposal 4, awards granted under the Plan will continue to be able to qualify under Section 162(m) of the Code as deductible performance-based compensation.

Restricted stock awards. Restricted stock awards are purchased through a restricted stock award agreement. To the extent required by law, the purchase price for restricted stock awards must be at least the par value of the stock. The purchase price for a restricted stock award may be payable in cash or through a deferred payment or related arrangement, the recipient’s past services performed for us, or any other form of legal consideration or arrangement acceptable to our Board of Directors. Rights to acquire shares under a restricted stock award may be transferred only as set forth in the restricted stock award agreement.

Stock appreciation rights. Stock appreciation rights are granted under the Plan pursuant to stock appreciation rights agreements. The plan administrator determines the strike price for a stock appreciation right. Stock appreciation rights granted under the Plan vest at the rate specified in the stock appreciation rights agreement.

The plan administrator determines the term of stock appreciation rights granted under the Plan. Unless the terms of an awardee’s stock appreciation rights agreement provides otherwise, if an awardee’s service relationship with us, or any affiliate of ours, terminates for any reason, the awardee, or his or her beneficiary, may exercise any vested stock appreciation rights for up to three months after the date the service relationship ends unless the terms of the agreement provide for earlier or later termination.

Restricted stock units or phantom stock. Awards of restricted stock units are granted under the Plan pursuant to phantom stock award agreements. A restricted stock unit may require the payment of at least the par value of the option subject to the award. Payment of any purchase price may be made in cash or common stock previously owned by the recipient or other permissible consideration including services rendered to the Company. All unvested restricted stock units will be forfeited upon termination of the holder’s service relationship with us, or any affiliate of ours, to the extent not vested on that date.

Other stock awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award, the purchase price, if any, the timing of exercise and vesting and any repurchase rights associated with these awards.

Corporate transactions and changes in control. In the event of certain corporate transactions, all outstanding stock awards granted under the Plan following our initial public offering will be assumed, continued or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume, continue or substitute for these awards, the vesting provisions of these awards will generally be accelerated and the awards will be terminated if not exercised prior to the effective date of the corporate transaction. We may assign any repurchase or reacquisition rights held by us with respect to outstanding stock awards to the surviving or acquiring entity. Following certain change in control transactions, the vesting and exercisability of certain stock awards granted under the Plan following our initial public offering generally will be accelerated only if and to the extent provided in the awardee’s award agreement.

In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, our Board of Directors will make appropriate adjustments to any or all of (i) the number and kind of shares which may thereafter be issued in connection with awards, (ii) the number and kind of shares issued or issuable for outstanding awards, and (iii) the exercise price, grant price, or purchase price relating to any award.

Additional provisions. Our Board of Directors has the authority to amend outstanding awards granted under the Plan, except that no amendment may adversely affect an award without the recipient’s written consent. Our Board of Directors has the power to amend, suspend or terminate the Plan. However, some amendments also require stockholder approval.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, the compensation of the Company’s named executive officers as described in the “Compensation Discussion and Analysis” section of this proxy statement (commonly referred to as a “say on pay” proposal). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained on pages 32 to 48 of this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are appropriately designed to attract and retain the individuals needed to support the Company’s business strategy and to compete effectively with pharmaceutical and biotechnology companies while aligning with the long-term interests of the Company’s stockholders

Applying these philosophies, the Board of Directors has set specific compensation goals designed to help the Company achieve our short and long-term business and performance goals. Our executive compensation program emphasizes pay-for-performance. The compensation package for our executive officers includes both cash and equity incentive plans that align an executive’s compensation with our short-term and long-term performance goals and objectives.

The Board of Directors believes that the base salaries of our executive officers should be set at approximately the median base salary levels of executive officers in our competitive market. The annual cash incentive awards under our bonus plan are intended to compensate our executive officers for achieving our annual goals at the corporate level. The goals for the Company are established so that target attainment is not assured. The attainment of payment for performance at or above target levels requires significant effort on the part of our named executive officers. Our named executive officers’ target annual cash incentive awards is expressed as a percentage of base salary and reflects market competitive levels.

Long-term equity incentives are intended to reward executives for growth in shareholder value. In 2011, our long-term equity incentive awards to our named executive officers reflected the grant guidelines we adopted in 2007, and are based on our determination of appropriate and competitive annual award values. The guidelines for executive officers seek to deliver approximately 75% of the award value in stock options and 25% of the award value in restricted stock units. We believe this mix of equity aligns with the interests of stockholders and encourages both stock price growth and retention.

We have limited perquisite benefits (e.g. automobile allowances) for our named executive officers and we currently do not provide any deferred compensation programs or supplemental pensions to any of our named executive officers.

We believe that our pay practices are reasonable and in the best interests of our Company and our stockholders. To that end, we do not use tax gross-ups, guaranteed bonuses, “single-trigger” benefits payable upon a change in control without a corresponding separation from service, or similar pay practices.

At the 2011 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to support the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

While this advisory vote on executive compensation is non-binding, the Board of Directors and the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, will review the voting results and consider the outcome of the vote when making future compensation decisions for named executive officers.

Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes, the next scheduled say-on-pay vote will be at the 2013 Annual Meeting of Stockholders.

The Board of Directors recommends that you vote in favor of the compensation of the Company’s named executive officers as described in this proxy statement, including the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5

RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and has directed management to submit the selection of Deloitte for ratification by the stockholders at the Annual Meeting.

Deloitte has audited the Company’s financial statements since the fiscal year ended December 31, 2000. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. The Board of Directors is seeking such ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Deloitte as our independent registered accounting firm, the Audit Committee of the Board of Directors will consider whether to retain that firm for the year ending December 31, 2012.

A majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 5.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2011 and 2010 by Deloitte, the Company’s principal accountant.

	Fiscal Year Ended December 31,
	2011	2010
Audit Fees(1)	$828,551	$902,718
Tax Fees(2)	69,149	108,617
All Other Fees(3)	25,893	171,364

Total Fees	$923,593	$1,182,699

(1)	Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of our financial statements and in connection with our statutory and regulatory filings or engagements. Also includes fees for services related to compliance under the Sarbanes-Oxley Act of 2002, as amended.
(2)	Represents tax preparation and compliance with various provisions of the Code.
(3)	Represents tax consultation, in terms of the application of various provisions of the Code, and accounting consultation regarding: 1) financing transactions, 2) intellectual property acquisition and migration, and 3) structuring and formation of foreign entities related to intellectual property.

All fees described above were pre-approved by the Audit Committee.

During the fiscal year ended December 31, 2011, none of the total hours expended on the Company’s financial audit by Deloitte were provided by persons other than Deloitte’s full-time permanent employees.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Deloitte. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. Pre-approval may also be given on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The delegation of pre-approval of services is limited to non-audit services, as set forth in the Audit Committee Charter.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte is compatible with maintaining Deloitte’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 2, 2012 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table, or the named executive officers; and (iii) all executive officers and directors of the Company as a group. As of the date of this proxy statement, the Company was not aware of any beneficial owner of more than five percent of its common stock other than Mr. Mann. The table is based upon information supplied by our executive officers and directors and a review of Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 167,466,656 shares outstanding on March 2, 2012, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 1, 2012, which is 60 days after March 2, 2012. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain of the options in this table are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested. The address for each person or entity listed in the table is c/o MannKind Corporation, 28903 North Avenue Paine, Valencia, CA 91355.

	Beneficial Ownership
Identity of Owner or Group	Number of Shares	Percent of Total
Alfred E. Mann(1)(2)	52,373,094	31.3%
Hakan S. Edstrom(2)	1,001,186	*
Juergen A. Martens(2)	248,430	*
Dr. Peter C. Richardson(2)	291,318	*
Matthew J. Pfeffer(2)	190,411	*
David Thomson(2)	180,784	*
Abraham E. Cohen(2)	110,321	*
Ronald Consiglio(2)	130,888	*
Michael Friedman(2)	130,888	*
Kent Kresa(2)	171,888	*
David H. MacCallum(2)	125,054	*
Henry L. Nordhoff(2)	113,388	*
James S. Shannon(2)	29,166	*
All current executive officers and directors as a group (13 persons)(1)(2)(3)	55,046,791	32.9%

*	Less than one percent.
(1)	Includes (i) 41,058,060 shares held by the Alfred E. Mann Living Trust; (ii) 10,968 shares held by Mannco LLC, (iii) 4,025,979 shares held by Biomed Partners, LLC, (iv) 2,406,027 shares held by Biomed Partners II, LLC, and (v) 3,500,000 shares held by The Mann Group LLC. The Alfred E. Mann Living Trust and MiniMed Infusion, Inc. are each 0.1% managing members of each of Biomed Partners, LLC and Biomed Partners II, LLC. Alfred Mann has voting and dispositive power over the shares owned by each of these entities.
(2)

Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options and restricted stock units, as follows: Alfred E. Mann, 879,292 shares; Hakan S. Edstrom, 625,244 shares; Juergen A. Martens,

194,447 shares; Dr. Peter C. Richardson, 186,114 shares; Matthew J. Pfeffer, 162,690 shares; David Thomson, 171,114 shares; Abraham E. Cohen, 80,888 shares; Ronald Consiglio, 120,888 shares; Michael Friedman, 120,888 shares; Kent Kresa, 108,388 shares; David H. MacCallum, 108,388 shares; Henry L. Nordhoff, 103,388 shares; and James S. Shannon, 29,166 shares.
(3)	Includes shares described in note (1) above. Also includes 241,293 shares that one other executive officer of the Company has the right to acquire within 60 days after the date of this table pursuant to outstanding options.

EXECUTIVE OFFICERS

The following table sets forth our current executive officers and their ages as of December 31, 2011:

Name	Age	Position(s)
Alfred E. Mann	86	Chairman of the Board of Directors and Chief Executive Officer
Hakan S. Edstrom	61	President, Chief Operating Officer and Director
Matthew J. Pfeffer	54	Corporate Vice President and Chief Financial Officer
Juergen A. Martens, Ph.D.	56	Corporate Vice President, Technical Operations and Chief Technical Officer
Diane M. Palumbo	58	Corporate Vice President, Human Resources
David Thomson, Ph.D., J.D.	45	Corporate Vice President, General Counsel and Secretary

Alfred E. Mann has been one of our directors since April 1999, our Chairman of the Board since December 2001 and our Chief Executive Officer since October 2003. He founded and formerly served as Chairman and Chief Executive Officer of MiniMed, Inc., a publicly traded company focused on diabetes therapy and microinfusion drug delivery that was acquired by Medtronic, Inc. in August 2001. Mr. Mann also founded and, from 1972 through 1992, served as Chief Executive Officer of Pacesetter Systems, Inc. and its successor, Siemens Pacesetter, Inc., a manufacturer of cardiac pacemakers, now the Cardiac Rhythm Management Division of St. Jude Medical Corporation. Mr. Mann founded and since 1993, has served as Chairman and until January 2008, as Co-Chief Executive Officer of Advanced Bionics Corporation, a medical device manufacturer focused on neurostimulation to restore hearing to the deaf and to treat chronic pain and other neural deficits, that was acquired by Boston Scientific Corporation in June 2004. In January 2008, the former stockholders of Advanced Bionics Corporation repurchased certain segments from Boston Scientific Corporation and formed Advanced Bionics LLC for cochlear implants and Infusion Systems LLC for infusion pumps. Mr. Mann was non-executive Chairman of both entities. Advanced Bionics LLC was acquired by Sonova Holdings on December 30, 2009. Infusion Systems LLC was acquired by the Alfred E. Mann Foundation in February 2010. Mr. Mann has also founded and is non-executive Chairman of Second Sight Medical Products, Inc., which is developing a visual prosthesis for the blind; Bioness Inc., which is developing rehabilitation neurostimulation systems; Quallion LLC, which produces batteries for medical products and for the military and aerospace industries; and Stellar Microelectronics Inc., a supplier of electronic assemblies to the medical, military and aerospace industries. Mr. Mann also founded and is the managing member of PerQFlo, LLC, which is developing drug delivery systems. Mr. Mann is the managing member of the Alfred E. Mann Foundation and is also non-executive Chairman of Alfred Mann Institutes at the University of Southern California, AMI Purdue and AMI Technion, and the Alfred Mann Foundation for Biomedical Engineering, which is establishing additional institutes at other research universities. Mr. Mann holds bachelor’s and master’s degrees in Physics from the University of California at Los Angeles, honorary doctorates from Johns Hopkins University, the University of Southern California, Western University and the Technion-Israel Institute of Technology and is a member of the National Academy of Engineering.

Hakan S. Edstrom has been our President and Chief Operating Officer since April 2001 and has served as one of our directors since December 2001. Mr. Edstrom was with Bausch & Lomb, Inc., a health care product company, from January 1998 to April 2001, advancing to the position of Senior Corporate Vice President and President of Bausch & Lomb, Inc. Americas Region. From 1981 to 1997, Mr. Edstrom was with Pharmacia Corporation, where he held various executive positions, including President and Chief Executive Officer of Pharmacia Ophthalmics Inc. Mr. Edstrom was educated in Sweden and holds a master’s degree in Business Administration from the Stockholm School of Economics.

Matthew J. Pfeffer has been our Corporate Vice President and Chief Financial Officer since April 2008. Previously, Mr. Pfeffer served as Chief Financial Officer and Senior Vice President of Finance and Administration of VaxGen, Inc. from March 2006 until April 2008, with responsibility for finance, tax, treasury, human resources, IT, purchasing and facilities functions. Prior to VaxGen, Mr. Pfeffer served as CFO of Cell Genesys, Inc. During his nine year tenure at Cell Genesys, Mr. Pfeffer served as Director of Finance before being named CFO in 1998. Prior to that, Mr. Pfeffer served in a variety of financial management positions at other companies, including roles as Corporate Controller, Manager of Internal Audit and Manager of Financial Reporting. Mr. Pfeffer began his career at Price Waterhouse. Mr. Pfeffer serves on boards and advisory committees of the Biotechnology Industry Organization and the American Institute of Certified Public Accountants. Mr. Pfeffer has a bachelor’s degree in Accounting from the University of California, Berkeley and is a Certified Public Accountant.

Juergen A. Martens, Ph.D. has been our Corporate Vice President of Operations and Chief Technology Officer since September 2005. From 2000 to August 2005, he was employed by Nektar Therapeutics, most recently as Vice President of Pharmaceutical Technology Development. Previously, he held technical management positions at Aerojet Fine Chemicals from 1998 to 2000 and at FMC Corporation from 1996 to 1998. From 1987 to 1996, Dr. Martens held a variety of management positions with increased responsibility in R&D, plant management, and business process development at Lonza, in Switzerland and in the United States. Dr. Martens holds a bachelor’s degree in chemical engineering from the Technical College Mannheim/Germany, a bachelor’s and master’s degree in Chemistry and a doctorate in Physical Chemistry from the University of Marburg/Germany.

Diane M. Palumbo has been our Corporate Vice President of Human Resources since November 2004. From July 2003 to November 2004, she was President of her own human resources consulting company. From June 1991 to July 2003, Ms. Palumbo held various positions with Amgen, Inc., a California-based biopharmaceutical company, including Senior Director, Human Resources. In addition, Ms. Palumbo has held Human Resources positions with Unisys and Mitsui Bank Ltd. of Tokyo. In 2011, she was appointed to the Southern California Biomedical Board of Directors. She holds a master’s degree in Business Administration from St. John’s University, New York and a bachelor’s degree, magna cum laude, also from St. John’s University.

David Thomson, Ph.D., J.D. has been our Corporate Vice President, General Counsel and Corporate Secretary since January 2002. Prior to joining us, he practiced corporate/commercial and securities law at the Toronto law firm of Davies Ward Phillips & Vineberg LLP. Earlier in his career, Dr. Thomson was a post-doctoral fellow at the Rockefeller University. Dr. Thomson obtained his bachelor’s degree, master’s degree and Ph.D. degree from Queens University and obtained his J.D. degree from the University of Toronto.

Executive officers serve at the discretion of our Board of Directors. There are no family relationships between any of our directors and executive officers.

COMPENSATION OF DIRECTORS

Fees

Each of our non-employee directors receives an annual retainer of $25,000 for service on the Board of Directors. Each of our non-employee directors who serve as a committee chair receives, in addition to the annual retainer, an additional retainer of $3,000 per year for his or her service as committee chair and non-chair committee members receive an additional retainer of $2,000 per year; provided, however, the Audit Committee chair’s additional retainer is $8,000 per year and each non-chair Audit Committee member’s additional retainer is $4,000 per year. Each of our non-employee directors also receives $2,000 for each meeting of the Board of Directors attended, and $750 for attending each meeting of any committee of the Board of Directors on which he or she serves. In the fiscal year ended December 31, 2011, the total compensation paid to non-employee directors was $205,250. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board of Directors meetings in accordance with Company policy.

Non-employee directors have an option to receive their annual retainer in cash or Company stock. If a non-employee director elects to receive his annual retainer in Company stock, two awards of restricted stock units will be granted. One of these awards will consist of that number of shares that equals 100% of the annual retainer, based on the closing price on the day immediately prior to the grant date. This award will vest (i.e., the shares will be delivered) on the earlier to occur of (i) the retirement or removal of the non-employee director from the Board of Directors; (ii) his or her death; or (iii) five years from the grant date. The other award will consist of that number of shares that equals 15% of the annual retainer, based on the same closing price. This award will vest upon the earlier to occur of (i) the retirement or removal of the non-employee director from the Board of Directors, provided that such retirement or removal occurs more than one year after the grant date; (ii) his or her death; or (iii) five years from the grant date.

Non-employee directors who elect not to participate in this program will receive the full annual retainer shortly after the date of the stockholder meeting.

Options

Each non-employee director of the Company also receives stock option grants under the 2004 Non-Employee Directors’ Stock Option Plan, or the Directors’ Plan. Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by the Company not to qualify as incentive stock options under the Code.

Option grants under the Directors’ Plan are non-discretionary. Pursuant to the terms of the Directors’ Plan, each of our non-employee directors automatically receives, and each person who is elected or appointed for the first time to be a non-employee director will automatically receive, on the date of his or her initial election or appointment to our Board of Directors, an option to purchase 30,000 shares of our common stock as an initial grant, or the Initial Option. On the date of each of our annual stockholder meetings, each non-employee director is automatically granted an option to purchase 10,000 shares of our common stock as an annual grant under the Directors’ Plan, or the Annual Option. However, if a non-employee director has not been serving as a non-employee director for the entire period beginning from the preceding annual stockholders meeting, then the number of shares subject to such Annual Option shall be reduced proportionately for each full quarter prior to the date of the Annual Option during which such person did not serve as a non-employee director. No other options may be granted at any time under the Directors’ Plan.

The exercise price of options granted under the Directors’ Plan cannot be less than 100% of the fair market value of the common stock subject to the option on the date of the option grant. Acceptable consideration for the purchase of our common stock issued under the Directors’ Plan will be determined by our Board of Directors and may include cash or common stock previously owned by the optionee or may be paid through a broker assisted exercise or net exercise feature. All Initial Options vest in equal annual installments over three years. All Annual Options vest monthly over a period of three years. An optionee whose service relationship with us or any of our affiliates, whether as a non-employee director or subsequently as an employee, director or consultant to either us or one of our affiliates, ceases for any reason may exercise options for the term provided in the option agreement to the extent the options were exercisable on the date of termination. The term of options granted under the Directors’ Plan is ten years.

Our Board of Directors will administer the Directors’ Plan, but the Board of Directors may delegate authority to administer the Directors’ Plan to a committee of one or more members of the Board. The Board of Directors has broad discretion to interpret and administer the Directors’ Plan. Our Board of Directors may amend or terminate the Directors’ Plan at any time. However, some amendments will require stockholder approval and no amendment or termination may adversely affect a non-employee directors’ outstanding options without the non-employee directors’ written consent.

In the event of a merger of us with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving us, the option will terminate if not exercised prior to the consummation of the transaction, unless the surviving entity or acquiring corporation chooses to assume any stock options outstanding under the Directors’ Plan or substitute similar stock options for those outstanding under the plan. Our Board of Directors will make appropriate adjustments for a stock split, reverse stock split, stock dividend, combination or reclassification of the stock, or any other increase or decrease in the number of issued shares of common stock effected without our receipt of consideration.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Restricted Stock Awards ($)(2)	Total ($)
Abraham E. Cohen	15,000	26,900	28,968	70,868
Ronald Consiglio	32,250	26,900	28,968	88,118
Michael Friedman	44,250	26,900	—	71,150
Kent Kresa	20,750	26,900	28,968	76,618
David H. MacCallum	25,500	26,900	28,968	81,368
Henry L. Nordhoff	50,500	26,900	—	77,400
James S. Shannon	17,000	26,900	28,968	72,868

(1)	These amounts reflect the grant date fair value of all option grants to non-employee directors in 2011, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718 (“ASC 718”). Reference Note 13 “Stock award plans” in the notes to our financial statements for the period ended December 31, 2011, included in Part IV of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 15, 2012, which identifies the assumptions made in the valuation of option awards in accordance with ASC 718. All non-employee directors received a stock option to purchase 10,000 shares of our common stock upon re-election to the Board of Directors on June 2, 2011. Options granted to these non-employee directors vest monthly over a period of three years. The exercise price per share represents the fair market value of our common stock on the date of each grant (based on the closing sales price reported on the Nasdaq Global Market on the date of grant). We have no consulting agreements with any of our directors pursuant to which stock awards were issued. As of December 31, 2011, our non-employee directors had option grants outstanding to purchase 759,500 shares of our common stock as follows: Abraham E. Cohen, 92,000 shares; Ronald Consiglio, 132,000 shares; Michael Friedman, 132,000 shares; Kent Kresa, 119,500 shares; David H. MacCallum, 119,500 shares; Henry L. Nordhoff, 114,500 shares, and James S. Shannon, 50,000 shares.
(2)	These amounts reflect the grant date fair value of all restricted stock awards to non-employee directors in 2011, as calculated in accordance with ASC 718. Reference Note 13 “Stock award plans” in the notes to our financial statements for the period ended December 31, 2011, included in Part IV of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 15, 2012, which identifies the assumptions made in the valuation of option awards in accordance with ASC 718. Restricted stock awards granted to non-employee directors vest annually over a period of three years. As of December 31, 2011, our non-employee directors had restricted stock grants outstanding to receive 66,792 shares of our common stock as follows: Abraham E. Cohen, 12,330 shares; Ronald Consiglio, 12,330 shares; Kent Kresa, 12,330 shares; David H. MacCallum, 12,330 shares; Henry L. Nordhoff, 5,142 shares, and James S. Shannon, 12,330 shares. Dr. Friedman had no restricted stock grants outstanding as of December 31, 2011. For 2011, Dr. Friedman and Mr. Nordhoff elected to receive their annual retainer in cash. Accordingly, no restricted stock awards are reflected for Dr. Friedman and Mr. Nordhoff in 2011.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

We are pleased to present our report on executive compensation. The report’s objective is to assist our stockholders in understanding the objectives and procedures used by the Compensation Committee of our Board of Directors in establishing its recommendations to the Board of Directors regarding the compensation of our executive officers.

MannKind Corporation is a biopharmaceutical company focused on the discovery, development and commercialization of therapeutic products for diseases such as diabetes and cancer. Our compensation program is designed to attract and retain the individuals needed to support our business strategy and to allow us to compete effectively with pharmaceutical and biotechnology companies.

The Compensation Committee is responsible for establishing and administering our policies governing the compensation for our executive officers. The Compensation Committee is composed entirely of independent directors within the meaning of the applicable SEC and Nasdaq rules. Hakan Edstrom, our President and Chief Operating Officer, is not a member of the Compensation Committee, but he regularly attends Compensation Committee meetings in order to provide valuable insight and guidance to the Compensation Committee. Similarly, Alfred Mann, our Chief Executive Officer, is not a member of the Compensation Committee, but he periodically attends Compensation Committee meetings for the same purpose. The Compensation Committee’s responsibilities and duties are outlined in detail in the Compensation Committee charter, which is available on our website at www.mannkindcorp.com. A primary responsibility of the Compensation Committee is to make recommendations regarding the compensation for our executive officers, including the determination and confirmation of annual corporate goal achievement for purposes of awarding bonuses, to the full Board of Directors for its approval. The Compensation Committee engages outside consulting firms to assist in developing compensation levels and practices and to provide external market data. For certain compensation decisions, the Compensation Committee received advice and support from Mercer LLC.

The Compensation Committee meets outside the presence of our Chief Executive Officer and Chief Operating Officer, in order to consider the appropriate compensation for our Chief Executive Officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions regarding base salary, targets for and payments under our bonus plan and grants of equity incentive awards. When making recommendations regarding individual executive officers, the Compensation Committee considers the importance of the position to us, the past compensation history of the executive officer and the contributions made by the individual in the past and the contributions we expect the executive officer to make in the future towards the success of our business.

Compensation Philosophy and Objectives

The Compensation Committee oversees our executive compensation within the context of a compensation philosophy. This philosophy is to provide compensation and benefits programs designed to attract, motivate, and retain a high caliber workforce that enables us to compete with companies in the pharmaceutical and biotechnology industries and to reward individual and corporate performance.

We believe that a well-designed compensation program for our executive officers should:

•	align the goals of the executive officer with the goals of the stockholders;

•	recognize individual initiative, effort and achievement;

•	provide total compensation that enables us to compete with companies in the pharmaceutical and biotechnology industries; and

•	align compensation with our short-term and long-term corporate objectives and strategy, focusing executive officer behavior on the fulfillment of those objectives.

In keeping with this philosophy, our executive compensation program is designed to achieve the following objectives:

•	attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	retain executives and employees who are instrumental in accomplishing our corporate objectives;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•

provide a competitive compensation package which is weighted towards pay-for-performance, and in which total compensation is primarily determined by the Company’s and the individual’s achievement of results;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by aligning the Company’s and their individual goals; and

•	compensate our executives to manage our business to meet our long-term objectives.

Competitive Market Assessment

The Compensation Committee periodically reviews competitive market data to determine if our compensation levels remain at targeted levels and our pay practices are appropriate. These assessments include a review of base salary, annual incentives, and long-term incentives. These components are evaluated against a group of peer companies as well as industry specific and general published survey compensation data. Specifically, we utilized the Radford Global Life Sciences Executive Survey, the SIRS Executive Compensation Survey and the Kenexa CompAnalyst Executive Survey. For the past five years, the Compensation Committee engaged Mercer to benchmark the compensation levels of eight executive positions relative to a group of peer companies.

Peer Group

In the past, we have developed a peer group for benchmarking purposes, by considering companies in a similar industry and of a similar size in terms of revenue and number of employees. Typically, our peer group was selected to consist equally of (i) companies with zero revenue, (ii) companies with revenue between $0 and $1 billion and (iii) companies with revenue between $1 billion and $4 billion. All companies are either biotechnology or pharmaceutical companies. Companies were selected with various revenue sizes because we are recruiting from and competing for executive with companies that are generating revenue.

For 2011, we updated the peer group and benchmarked salaries and wages against the following companies:

Allos Therapeutics, Inc.	Cell Therapeutics, Inc.
Amylin Pharmaceuticals, Inc.	Cephalon Inc.
Biodel Inc.	Geron Corporation
Biogen Idec Inc.	Life Technologies, Inc.
Biomarin Pharmaceutical Inc.	Nektar Therapeutics
Celgene Corporation	Theravance, Inc.

Market Positioning

The Compensation Committee reviews executive compensation at least annually, establishes competitive compensation levels and designs the compensation program to provide pay commensurate with individual and corporate performance. Historically, we have positioned total compensation levels for executives at the 60th percentile of our peer group; however, compensation may fall above or below this level under a range of circumstances, such as individual performance, tenure with the Company or retention concerns. In 2011, we fell below the 60th percentile of our peer group as our typical annual bonuses were not granted. We supplement the peer group data with the survey data described above.

We believe our executive compensation packages are reasonable when considering our business strategy, the revenue potential of our business, our compensation philosophy and the competitive market pay data.

In addition to the factors listed above, we also consider, among other things:

•	our business need for the executive officer’s skills;

•	the contributions that the executive officer has made or we believe will make to our success;

•	the transferability of the executive officer’s managerial skills to other potential employers; and

•	the relevance of the executive officer’s experience to other potential employers, particularly in the pharmaceutical and biotechnology industries.

Pay-for-Performance

Our executive compensation program emphasizes pay-for-performance. The compensation package for our executive officers includes both cash and equity incentive plans that align an executive’s compensation with our short-term and long-term performance goals and objectives.

The annual cash incentive awards under our bonus plan are intended to compensate our executive officers for achieving our annual goals at the corporate level and for achieving individual annual performance objectives. The goals for our company and individual measures are established so that target attainment is not assured. The attainment of payment for performance at or above target levels requires significant effort on the part of our executives. Long-term equity incentives are intended to reward executives for growth in shareholder value. Additional details of the plan are described below under “Bonus Plan” and “Long-Term Incentives.”

Consideration of Say-on-Pay Results

At our 2011 Annual Meeting of Stockholders, 96.6% of the stockholders that voted on the proposal approved, on an advisory basis, the compensation of our named executive officers. The Compensation Committee considered this result and, in light of this support and the continuing success of our compensation programs, the Compensation Committee did not implement significant changes to our executive compensation program during 2011.

COMPENSATION COMPONENTS

In order to provide a total compensation package that is tied to stockholder value creation and the achievement of strategic corporate goals, our executive compensation package is comprised of several components. These components are designed to work together to create a balanced approach to compensation, rewarding both short-term and long-term performance and fostering sufficient retentive effect to secure the services of our executive officers while we execute on our plans. Currently, our compensation structure for executive officers includes a combination of base salary, bonus, stock options and restricted stock awards, 401(k), medical and other benefits, severance and change in control and other post termination provisions. Each component is described in further detail below.

Base Salary

Base salaries are designed to provide compensation for day-to-day management of the Company assuming satisfactory levels of performance. This component is designed to provide consistent and steady cash flow for the executive and represents only a portion of total compensation. Salary levels are based primarily upon the competitive market for the executive officers’ services. Base salaries for our executives are intended to fall at the median of the competitive market. Individual performance, responsibility, and the importance of each role in our organization can also impact base salary levels.

Bonus Plan

The annual cash incentive awards under our bonus plan are intended to compensate our executive officers for achieving our annual goals at the corporate level. For 2011, the corporate goals were based on achievement of certain operational goals. Because we are still in the process of developing our proprietary products and have not yet brought any such products to market, the use of traditional performance standards, such as profit levels and return on equity, are not appropriate in our evaluation of executive officer performance.

Each eligible position, including the executive officers, is assigned a target bonus opportunity expressed as a percentage of base salary, which reflects market competitive levels. Target bonus opportunities are generally positioned at the 50th percentile of the market. For Mr. Mann, the target bonus opportunity for 2011 was 50% of base salary. The target bonuses for the other named executive officers for 2011 were as follows: Mr. Edstrom, 50%; Mr. Pfeffer, 40%; Dr. Martens, 40%; Dr. Richardson, 35%; and Dr. Thomson, 40%. Payments of target bonuses are not guaranteed and are subject to funding and corporate and individual performance.

Our bonus plan is funded based on the achievement of overall corporate goals, based on a careful review by the Compensation Committee of the accomplishments of the Company during the previous year. For 2011, the annual incentive awards of our named executive officers were determined solely by performance against corporate objectives.

For 2011, there were four corporate objectives, as follows:

•	Execute AFREZZA® clinical trial program aligned with FDA requirements and Corporate resources,

•	Assess AFREZZA partnership opportunities following regulatory pathway clarity,

•	Finance Company activities to enable clinical trials and approval of AFREZZA, and

•	Seek strategic alliance opportunities for oncology programs to allow for continued investment.

The Compensation Committee determined that the Company achieved 75% of the corporate objectives for 2011. Accordingly, for 2011, each of the named executive officers received a bonus payment representing 75% of his target award in March 2012.

Long-Term Incentives

In order to provide a significant retention incentive and to ensure a strong link to the long-term interests of stockholders, we provide a portion of our total compensation in the form of equity compensation — specifically, stock options and restricted stock units. Executive officers, as well as all full-time employees, are eligible to receive awards at the discretion of the Compensation Committee. Equity awards are granted under the 2004 Equity Incentive Plan, or the Plan, which is administered by the Compensation Committee.

In 2007, we adopted annual and new hire equity grant guidelines that formed the baseline for the number of awards granted to each executive. In developing these guidelines, the Compensation Committee utilized published surveys and peer compensation information to determine an appropriate and competitive annual award value. This value also took into consideration historical grant practices, internal pay equity, and share dilution. The intended award value was then split between stock options and restricted stock units. The guidelines for executive officers seek to deliver approximately 75% of the award value in stock options and 25% of the award value in restricted stock units. We believe this mix of equity aligns with the interests of stockholders and encourages both stock price growth and employee retention. The majority of equity compensation is delivered in stock options, which have no intrinsic value unless the stock price appreciates. Awards of restricted stock units foster equity ownership and encourage retention. Restricted stock units also require fewer shares than an equivalent grant value in stock options. We target equity compensation at the median of the competitive market.

Our policy with regard to the timing of grants of equity compensation is to issue equity awards in the form of options and restricted stock units in connection with an employee’s hire date or promotion date as well as in connection with an annual grant of equity awards that generally occurs in August of each year. All employee grants are approved by the Compensation Committee at its regularly scheduled quarterly meeting with the grant date on or after the approval date. The timing of grant dates is not based on any favorable or unfavorable non-public information anticipated to be disclosed at a later date. All stock option awards are granted with an exercise price equal to the closing sale price of our common stock on the Nasdaq Global Market on the date of grant.

Stock options typically vest over a four-year period, with a one-year cliff for 25% of the award and 1/48 of the award vesting monthly thereafter. Options expire ten years from the date of grant. Awards of restricted stock units vest 25% per year over four years. The vesting of all awards ceases when an employee is no longer providing continuous service to us.

The named executive officers received awards in August 2011 that vest on a time basis, as described above, as part of the annual grants of equity awards. These awards were made in accordance with the guidelines adopted by the Compensation Committee.

Other Benefits

We provide a competitive benefits package to all full-time employees, which includes health and welfare benefits, such as medical, dental, vision care, life insurance benefits, and a 401(k) savings plan. Executives, including the named executive officers, receive additional benefits, including additional life insurance, as well as short-term and long-term disability insurance.

In 2011, our executive officers, other than Mr. Edstrom and Mr. Mann, also received an automobile allowance of $1,000 per month. Mr. Edstrom received an automobile allowance of $1,300 per month. Mr. Mann received no automobile allowance in 2011. We have no other structured perquisite benefits (e.g. club memberships or financial planning services) for any executive officer, including the named executive officers, and we currently do not provide any deferred compensation programs or supplemental pensions to any executive officer, including the named executive officers.

Employee Stock Purchase Plan

In order to encourage stock ownership and provide greater incentives to contribute to our success at all levels, we provide all employees, including executive officers, the ability to purchase our common stock at a discount under our Employee Stock Purchase Plan. The Employee Stock Purchase Plan is designed to comply with Section 423 of the Code and provides all employees with the opportunity to purchase up to $25,000 of common stock annually at a purchase price that is the lower of 85% of the fair market value of the common stock on either the date of purchase or the commencement of the offering period. The executives’ rights under the Employee Stock Purchase Plan are identical to those of all other employees.

Severance Provisions

We have entered into severance agreements with our executives, including each of the named executive officers other than Mr. Mann and Dr. Richardson, in order to ensure that we have the continued dedication of these executives and in order to provide them with reasonable compensation and benefit arrangements in the event of termination of their employment. We believe that it is imperative to diminish any distraction of our executives arising from the personal uncertainty and insecurity that arises in the absence of any assurance of job security, thereby allowing executives to focus on corporate objectives and strategy. The terms of these agreements and amounts that may be realized are detailed under the heading “Potential Payments Upon Termination or Change of Control.” Although Dr. Richardson does not have a severance agreement with us, his employment agreement, entered into on June 27, 2011, provides for certain severance benefits. The terms of Dr. Richardson’s employment agreement are detailed under the heading “Executive Employment Agreement.”

Change of Control Provisions

We have entered into change of control agreements with our executives, including each of the named executive officers other than Mr. Mann and Dr. Richardson, in order to ensure that we have the continued dedication of these executives and in order to provide them with reasonable compensation and benefit arrangements in the event of termination of their employment following a change of control. We believe that it is imperative to diminish any distraction of our executives arising from the personal uncertainty and insecurity that arises in the absence of any assurance of job security, thereby allowing executives to focus on corporate objectives and strategy. The terms of these agreements and amounts that may be realized are detailed under the heading “Potential Payments Upon Termination or Change of Control.”

SUMMARY COMPENSATION TABLE

The following table includes information concerning compensation received for the fiscal years ended December 31, 2011, 2010 and 2009, by our named executive officers:

Name and Principal Position	Year	Salary ($)(1)	Restricted Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)

Alfred E. Mann	2011	800,555	410,430	1,153,406	300,000	2,654	(5)	2,667,045
Chief Executive Officer and Chairman of the Board of Directors	2010	773,874	273,373	876,610	—	8,075		1,931,932
	2009	750,000	299,200	832,751	506,250	29,481		2,417,682

Matthew J. Pfeffer	2011	392,863	99,870	275,561	117,692	25,721	(6)	911,707
Corporate Vice President And Chief Financial Officer	2010	359,955	77,090	252,790	—	28,012		717,847
	2009	350,000	108,960	223,802	165,375	21,183		869,320

Hakan S. Edstrom	2011	669,786	388,740	1,072,906	250,692	24,428	(7)	2,406,822
President, Chief Operating Officer and Director	2010	592,185	253,211	856,224	—	24,023		1,725,643
	2009	540,000	284,240	780,704	364,500	22,158		1,991,602

Juergen A. Martens, Ph.D.	2011	414,594	124,840	349,476	124,212	25,543	(8)	1,038,665
Corporate Vice President, Chief Technical Officer	2010	369,955	87,171	285,408	—	21,018		763,552
	2009	360,000	108,960	223,802	170,100	23,637		886,499

Dr. Peter C. Richardson(9)	2011	412,094	120,080	237,226	108,029	14,521	(10)	891,950
Chief Scientific Officer	2010	388,893	79,462	265,022	—	14,059		747,436
	2009	378,000	108,960	223,802	204,120	17,127		932,009

David Thomson, Ph.D., J.D	2011	352,094	98,665	272,502	105,462	23,350	(11)	852,073
Corporate Vice President, General Counsel and Secretary

(1)	Includes amounts earned but deferred at the election of the named executive officer, such as salary deferrals under our 401(k) Plan established under Section 401(k) of the Code.
(2)	Reference Note 13 “Stock award plans” in the notes to our financial statements for the period ended December 31, 2011, included in Part IV, Item 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 15, 2012, which identifies the assumptions made in the valuation of option awards in accordance with ASC 718.
(3)	Non-equity incentive plan compensation is based on individual performance in the achievement of corporate objectives. Performance is compared to these objectives annually. For 2011, the amounts represent what was earned by each of the named executive officers for the year which was paid in March 2012 in addition to retention payments paid in 2011. For 2010, upon receipt of the Complete Response letter from the FDA in January 2011, the Compensation Committee determined that it was appropriate to accept a recommendation from management that all 2010 earned bonuses, including those of named executive officers, not be accrued or paid. Accordingly, there is no non-equity incentive plan compensation reflected for 2010.
(4)	Amounts include employer contributions credited under our 401(k) Plan and the incremental cost of perquisites received by the named executive officers. Under the 401(k) Plan, which is open to substantially all of our employees, we make matching contributions based on each participant’s voluntary salary deferrals, subject to the provisions of the 401(k) Plan and limits of the Code.
(5)	Includes $2,654 in medical benefits.
(6)	Includes $12,000 in auto allowance, $9,291 in medical benefits, and $4,430 in contributions under the 401(k) Plan.
(7)	Includes $15,600 in auto allowance, $3,227 in medical benefits, $750 in airline club membership fees and $4,851 in contributions under the 401(k) Plan.
(8)	Includes $12,000 in auto allowance, $7,795 in medical benefits, $1,225 in airline club membership fees and $4,523 in contributions under the 401(k) Plan.

(9)	Effective as of June 27, 2011 Dr. Richardson is no longer an executive officer of MannKind but is considered a “named executive officer” for 2011 for purposes of the disclosures required in this Proxy Statement.
(10)	Includes $12,000 in auto allowance, $2,357 in medical benefits and $164 in contributions under the 401(k) Plan.
(11)	Includes $12,000 in auto allowance, $9,517 in medical benefits, $375 in airline club membership fees and $1,458 in contributions under the 401(k) Plan.

GRANTS OF PLAN-BASED AWARDS

We grant options and restricted stock units to our employees, including the named executive officers, under the Plan. All options granted to our named executive officers are nonstatutory stock options that do not qualify as incentive stock options within the meaning of Section 422 of the Code. As of December 31, 2011, 10,082,351 options and 4,140,388 restricted stock units were outstanding under the Plan and an additional 5,973,641 shares of common stock were available for issuance under the Plan. Options expire ten years from date of grant.

The exercise price per share of each option granted to our named executive officers was equal to the fair market value on the date of the grant. The exercise price is payable in cash, shares of our common stock previously owned by the optionee or pursuant to the net exercise of the option.

The following table summarizes option grants to the named executive officers during the fiscal year ended December 31, 2011, and the value of the underlying securities held by each of these individuals at December 31, 2011.

Grants of Plan-Based Awards in Fiscal 2011

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Alfred E. Mann	3/3/2011 8/18/2011 3/3/2011 8/18/2011	54,100 85,000	216,400 375,000	3.80 2.41	549,656 603,750 205,580 204,850

Matthew J. Pfeffer	3/3/2011 8/18/2011 3/3/2011 8/18/2011	15,500 17,000	61,900 73,500	3.80 2.41	157,226 118,335 58,900 40,970

Hakan S. Edstrom	3/3/2011 8/18/2011 3/3/2011 8/18/2011	54,100 76,000	216,400 325,000	3.80 2.41	549,656 523,250 205,580 183,160

Juergen A. Martens, Ph.D.	3/3/2011 6/2/2011 8/18/2011 3/3/2011 6/2/2011 8/18/2011	15,500 5,000 19,000	61,900 20,000 85,000	3.80 4.03 2.41	157,226 55,400 136,850 58,900 20,150 45,790

Dr. Peter C. Richardson	3/3/2011 11/17/2011 3/3/2011 11/17/2011	15,500 19,000	61,900 80,000	3.80 3.22	157,226 80,000 58,900 61,180

David Thomson, Ph.D., J.D	3/3/2011 8/18/2011 3/3/2011 8/18/2011	15,500 16,500	61,900 71,600	3.80 2.41	157,226 115,276 58,900 39,765

(1)	Restricted stock awards vest annually over a four-year period.
(2)	The options have exercise prices equal to the fair market value of our common stock on the date of grant, vest over a four-year period with a one-year cliff vesting monthly thereafter and expire ten years from the date of grant. Vesting ceases should the executive officer no longer provide continuous service to us.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2011 granted to each of our named executive officers.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Alfred E. Mann	167,638	(1)	—				25.23	2/26/2012	20,000	(7)	50,000
	73,333	(2)	—				25.23	4/30/2012	34,575	(8)	86,438
	80,300	(3)	—				9.22	8/15/2017	85,000	(9)	212,500
	358,329	(4)	71,671	(4)			3.89	8/13/2018	54,100	(16)	135,250
	93,332	(5)	66,668	(5)			7.48	8/19/2019
	71,666	(6)	143,334	(6)			5.93	8/19/2020
	—		216,400	(16)			3.80	3/2/2021
	—		375,000	(17)			2.41	8/17/2021

Matthew J. Pfeffer	18,608	(10)	1,692	(10)			2.23	4/20/2018	1,125	(12)	2,813	24,000	(13)	60,000
	33,332	(4)	6,668	(4)			3.89	8/13/2018	6,000	(7)	15,000
	25,083	(5)	17,917	(5)			7.48	8/19/2019	9,750	(8)	24,375
	20,666	(5)	41,334	(6)			5.93	8/19/2020	17,000	(9)	42,500
	11,400	(11)	—		96,000	(11)	3.80	4/28/2018	15,500	(16)	38,750
	—		61,900	(16)			3.80	3/2/2021
	—		73,500	(17)			2.41	8/17/2021

Hakan S. Edstrom	274,996	(4)	55,004	(4)			3.89	8/13/2018	19,000	(7)	47,500
	87,499	(5)	62,501	(5)			7.48	8/19/2019	32,025	(8)	80,063
	69,999	(6)	140,001	(6)			5.93	8/19/2020	76,000	(9)	190,000
	—		216,400	(16)			3.80	3/2/2021	54,100	(16)	135,250
	—		325,000	(17)			2.41	8/17/2021

Juergen A. Martens, Ph.D.	83,332	(4)	16,668	(4)			3.89	8/13/2018	6,000	(7)	15,000	24,000	(14)	60,000
	25,083	(5)	17,917	(5)			7.48	8/19/2019	11,025	(8)	27,563	48,000	(15)	120,000
	23,333	(6)	46,667	(6)			5.93	8/19/2020	19,000	(9)	47,500
	—		61,900	(16)			3.80	3/2/2021	15,500	(16)	38,750
	—		20,000	(17)			4.03	6/2/2021	5,000	(19)	12,500
	—		85,000	(18)			2.41	8/17/2021

Dr. Peter C. Richardson	83,332	(4)	16,668	(4)			3.89	8/13/2018				24,000	(14)	60,000
	25,083	(5)	17,917	(5)			7.48	8/19/2019				48,000	(15)	120,000
	21,666	(6)	43,334	(6)			5.93	8/19/2020	6,000	(7)	15,000	19,000	(21)	47,500
	—		61,900	(16)			3.80	3/2/2021	10,050	(8)	25,125
					80,000	(20)	3.22	11/17/2021	15,500	(16)	38,750

David Thomson, Ph.D., J.D	70,832	(4)	14,168	(4)			3.89	8/13/2018	6,000	(7)	15,000	24,000	(14)	60,000
	25,083	(5)	17,917	(5)			7.48	8/19/2019	9,750	(8)	24,375	48,000	(15)	120,000
	20,666	(6)	41,334	(6)			5.93	8/19/2020	16,500	(9)	41,250
	—		61,900	(16)			3.80	3/2/2021	15,500	(16)	38,750
	—		71,600	(17)			2.41	8/17/2021

(1)	Non-qualified options vesting in four annual installments for so long as such individual is providing continuous service to us. The vesting commencement date is February 26, 2002.
(2)	Non-qualified options vesting in four annual installments for so long as such individual is providing continuous service to us. The vesting commencement date is April 30, 2002.
(3)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 15, 2007.
(4)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 13, 2008.
(5)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 19, 2009.
(6)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 19, 2010.
(7)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is August 15, 2007.
(8)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is August 19, 2009.
(9)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is August 19, 2010.
(10)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is April 28, 2008.
(11)	Performance based non-qualified option grant on April 28, 2008, which shall vest upon the achievement of certain corporate objectives.
(12)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is April 28, 2008.
(13)	Performance based restricted stock unit grant on April 28, 2008, which shall vest upon the achievement of certain corporate objectives.
(14)	Performance based restricted stock unit grant on September 27, 2007, which shall vest upon the achievement of certain corporate objectives.
(15)	Performance based restricted stock unit grant on August 6, 2008, which shall vest upon the achievement of certain corporate objectives.
(16)	25% vesting on the anniversary of the vesting determination date and 25% each anniversary thereafter; being fully vested on the second anniversary of the vesting determination date. The vesting commencement date is March 3, 2011.
(17)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is August 18, 2011.
(18)	25% vesting on the anniversary of the vesting determination date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting determination date. The vesting commencement date is June 2, 2011.
(19)	Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting determination date and 25% each anniversary thereafter; shares shall fully vest on the fourth year anniversary of the vesting determination date. The vesting commencement date is June 2, 2011.
(20)	Performance based non-qualified option grant on November 17, 2011, which shall vest upon the achievement of certain corporate objectives.
(21)	Performance based restricted stock unit grant on November 17, 2011, which shall vest upon the achievement of certain corporate objectives.

OPTION EXERCISES AND STOCK VESTED

The following table contains information relating to the exercise of options and vesting of stock by the named executive officers during the fiscal year ended December 31, 2011.

Option Exercises and Stock Vested in Fiscal 2011

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alfred E. Mann	—	—	26,000	64,361
Matthew J. Pfeffer	6,300	44,982	7,375	19,259
Hakan S. Edstrom	—	—	15,607	61,107
Juergen A. Martens, Ph.D.	—	—	6,466	24,457
Dr. Peter C. Richardson	—	—	5,950	23,674
David Thomson, Ph.D., J.D	—	—	5,618	22,386

(1)	Stock awards acquired on vesting represent restricted stock awards that vest annually over a four-year period.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Estimated Potential Payments

The table below sets forth the estimated current value of payments and benefits to each of the named executive officers upon termination or change of control. The amounts shown assume that the triggering event occurred on December 31, 2011 and do not include other benefits earned during the term of the named executive officer’s employment that are available to all salaried employees, such as accrued vacation and benefits paid by insurance providers under life and disability policies.

		Triggering Event
		Termination ($)	Change in Control ($)(5)
Alfred E. Mann(1)	Lump sum cash severance payment	—	—
	Continuing health and welfare benefits	—	—
	Value of extending exercisability term of stock options	—	—
	Intrinsic value of accelerated unvested stock options	—	—

	Total	—	—

Matthew J. Pfeffer	Lump sum cash severance payment	730,828	801,595
	Continuing health and welfare benefits(2)	28,976	28,976
	Value of extending exercisability term of stock options(3)	42,664	—
	Intrinsic value of accelerated unvested stock options(4)	—	7,072

	Total	802,468	837,643

Hakan S. Edstrom	Lump sum cash severance payment	1,312,410	1,466,275
	Continuing health and welfare benefits(2)	19,675	19,675
	Value of extending exercisability term of stock options(3)	167,633	—
	Intrinsic value of accelerated unvested stock options(4)	—	29,250

	Total	1,499,718	1,515,200

Juergen A. Martens, Ph.D.	Lump sum cash severance payment	769,046	842,624
	Continuing health and welfare benefits(2)	25,709	25,709
	Value of extending exercisability term of stock options(3)	51,111	—
	Intrinsic value of accelerated unvested stock options(4)	—	7,650

	Total	845,866	875,983

Dr. Peter C. Richardson(6)	Lump sum cash severance payment	618,000	618,000
	Continuing health and welfare benefits	37,707	37,707
	Value of extending exercisability term of stock options	50,670	50,670
	Intrinsic value of accelerated unvested stock options	—	—

	Total	706,377	706,377

David Thomson, Ph.D., J.D	Lump sum cash severance payment	651,274	712,841
	Continuing health and welfare benefits(2)	36,264	36,264
	Value of extending exercisability term of stock options(3)	44,316	—
	Intrinsic value of accelerated unvested stock options(4)	—	6,444

	Total	731,854	755,549

(1)	We have entered into severance and change of control agreements with our executives, including each of the named executive officers other than Mr. Mann. Accordingly, there are no potential payments to Mr. Mann upon termination or change of control.
(2)	Represents the estimated cost of providing or paying for continuing medical and dental coverage for 18 months. The amounts for medical and dental insurance coverage are based on rates charged to our employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA.

(3)	Represents the fair value of the stock options held by the named executive officer that would be exercisable for a period ending on the earlier of 18 months following the triggering event or the end of the original term of the option.
(4)	Per SEC rules, the intrinsic value of accelerated unvested stock options shown in the table above was calculated using the closing price of our common stock of $2.50 on December 31, 2011. The intrinsic value is the aggregate spread between $2.50 and the exercise price of the accelerated options, if less than $2.50. Accelerated options with exercise prices equal or greater than $2.50 have no intrinsic value. Each of the named executive officer also has an extended exercise period ending on the earlier of 18 months following the triggering event or the end of the original term of the option. There is no fair value calculated for this extended exercise period.
(5)	Represents estimated current value of payments and benefits payable upon termination without cause or resignation for good reason following a change of control. The terms of change of control agreements with our named executive officers are detailed under the heading “Change of Control Agreements” below.
(6)	In June 2011, we entered into an Employment Agreement with Dr. Richardson, which supersedes all prior agreements regarding Dr. Richardson’s employment, compensation and termination, including the Executive Severance Agreement and the Change of Control Agreement between the Company and Dr. Richardson, each dated October 10, 2007. The potential payments represent the Company’s contractual obligations under the Employment Agreement assuming termination on December 31, 2011.

Executive Employment Agreement

On June 27, 2011, we entered into an Employment Agreement (the “Employment Agreement”) with our Chief Scientific Officer, Dr. Peter C. Richardson, which supersedes all prior agreements regarding Dr. Richardson’s employment, compensation and termination, including the Executive Severance Agreement and the Change of Control Agreement between the Company and Dr. Richardson, each dated October 10, 2007. Pursuant to the terms of the Employment Agreement, Dr. Richardson will remain an employee of ours for 24 months from the date of the Employment Agreement, subject to extension by mutual agreement within 18 months of the date of the Employment Agreement, unless he earlier resigns or his employment is terminated by us. Dr. Richardson will continue to receive his current annual salary during the term of the Employment Agreement and will be eligible for a bonus for calendar years 2011 and 2012, in accordance with our bonus plan for executives. If we terminate Dr. Richardson’s employment other than for cause during the term of the Employment Agreement, Dr. Richardson will be entitled to receive (i) the portion of his annual base salary earned through the termination date that was not paid prior to his termination, (ii) his prorated bonus amount for the current year, provided that the applicable performance criteria have been met as of the termination date, and (iii) on the condition that Dr. Richardson executes a release, (a) the continuation of his base salary through the end of the 24 month-period beginning on the date of the Employment Agreement, (b) health insurance and under certain circumstances, life, accidental death and disability and other insurance benefits through the end of the 24-month period beginning on the date of the Employment Agreement, and (c) the extension of the time to exercise vested stock options for up to 18 months following the termination date. If Dr. Richardson accepts a substantially comparable position with another employer during the term of the Employment Agreement, our obligations under the Employment Agreement will cease, except that for any remaining portion of the term of the Employment Agreement, we will pay Dr. Richardson the difference between his current salary and his guaranteed compensation with his new employer.

Executive Severance Agreements

We have entered into executive severance agreements with Messrs. Edstrom and Pfeffer, Drs. Martens and Thomson, and Ms. Palumbo. Each agreement is for a period of two years and will be automatically renewed for additional one-year periods unless either party gives notice to terminate the agreement at least 90 days prior to the end of its initial term or any subsequent term.

The agreements provide that each executive is an “at will” employee and that his or her employment with us may be terminated at any time by the employee or us. Under the agreements, in the event we terminate an executive’s employment without cause (as defined below) or the employee terminates his or her employment with us for good reason (as defined below), the employee is generally entitled to receive the following:

•	the portion of the employee’s annual base salary earned through the termination date that was not paid prior to his or her termination, if any;

•

on the condition the employee executes a general release and settlement agreement, or release, in favor of us, the employee’s annual base salary on the date of termination for a period of 18 months following his or her termination, subject to certain limitations;

•

on the condition the employee executes a release, an amount equal to the average annual bonus received by the employee for the three years prior to his termination (or the prior period up to three years during which the employee was one of our executive officers and received a bonus);

•

in the event the employee met the performance criteria for earning an annual bonus prior to his or her termination, a portion of the annual bonus earned for the year based on the number of days worked during the year;

•	any compensation previously deferred by the employee and any accrued paid time-off that the employee is entitled to under our policy; and

•

on the condition the employee executes a release, health insurance and, under certain circumstances, life, disability and other insurance benefits for a period expiring on the earlier of 18 months following his or her termination or until he qualifies for related benefits from another employer.

In addition, the executive severance agreements provide that, on the condition the employee executes a release, each vested stock option held by the employee on the date of termination will be exercisable for a period ending on the earlier of 18 months following that date or the end of the original term of the option.

Under the agreements, an employee may be terminated for cause if he or she, among other things:

•	refuses to carry out or satisfactorily perform any of his lawful duties or any lawful instruction of our Board of Directors or senior management;

•	violates any local, state or federal law involving the commission of a crime other than a minor traffic offense;

•	is grossly negligent, engages in willful misconduct or breaches a fiduciary obligation to us;

•	engages in any act that materially compromises his or her reputation or ability to represent us with investors, customers or the public; or

•	reaches a mandatory retirement age established by us.

Under the agreements, good reason includes, among other things:

•	a reduction of the executive’s annual base salary to a level below his or her salary as of October 10, 2007 (April 21, 2008 in the case of Mr. Pfeffer);

•	a material diminution in the executive’s position, authority, duties or responsibilities with us, subject to certain limitations;

•	an order by us to relocate the executive to an office located more than 50 miles from the executive’s current residence and worksite;

•

any non-renewal of the executive severance agreement by us, on the condition that the executive may terminate the agreement for good reason only during the 30-day period after he or she receives notice from us that we intend to terminate the agreement; and

•	any material violation of the executive severance agreement by us.

Under the agreements, an employee must inform us if he intends to terminate his or her agreement for good reason. We have 30 days from the date we receive notice of the employee’s intent to terminate the agreement for good reason to cure the default.

Change of Control Agreements

We have entered into change of control agreements with Messrs. Edstrom and Pfeffer, Drs. Martens and Thomson, and Ms. Palumbo. Each agreement is for a period of two years and will be automatically renewed for additional one-year periods unless either party gives notice to terminate the agreement at least 90 days prior to the end of its initial term or any subsequent term.

Under the agreements, a change of control will be deemed to occur upon:

•

any transaction that results in a person or group acquiring beneficial ownership of 50% or more of our voting stock, other than us, one of our employee benefit plans, Mr. Mann or any other entity in which Mr. Mann holds a majority of the beneficial interests;

•

any merger, consolidation or reorganization of us in which our stockholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity following the transaction, subject to certain limitations;

•	any transaction in which we sell all or substantially all of our assets, subject to certain limitations;

•	our liquidation; or

•	any reorganization of our Board of Directors in which our incumbent directors (as defined in the agreements) cease for any reason to constitute a majority of the members of our Board.

The agreements provide that in the event of a change of control, the employee is generally entitled to maintain the same position, authority and responsibilities held before the change of control, as well as the following compensation and benefits during the period ending on the earlier of 24 months following the change of control or the termination of his or her employment with us:

•	his or her annual base salary in an amount equal or greater to his or her annual salary as of the date the change of control occurs;

•

an annual bonus in an amount equal to the average annual bonus received by him or her for the three years prior to his or her termination (or the prior period up to three years during which he was one of our executive officers and received a bonus);

•	medical, dental and other insurance, and any other benefits we may offer to our executives; and

•	prompt reimbursement for all reasonable employment expenses incurred by him or her in accordance with our policies and procedures.

Under the change of control agreements, we may terminate an executive with or without cause (as defined below) and the executive may terminate his or her employment with us for good reason (as defined below) or any reason at any time during the 2-year period following a change of control. In the event we terminate an executive without cause or an executive terminates his or her employment with us for good reason, he or she is generally entitled to receive the following:

•	the portion of his or her annual base salary earned through the termination date that was not paid prior to his termination, if any;

•

on the condition the employee executes a release, continuation of the employee’s annual base salary on the date of termination for a period of 18 months following his or her termination, subject to certain limitations;

•

on the condition the employee executes a release, an amount equal to 150% of his or her average annual bonus received by the employee for the three years prior to his or her termination (or the prior period up to three years during which the employee was one of our executive officers and received a bonus);

•

in the event the employee met the performance criteria for earning an annual bonus prior to his or her termination, a portion of the annual bonus earned for the year based on the number of days worked during the year;

•

in the event that the employee did not meet the performance criteria for earning an annual bonus prior to his or her termination, but the Board determines that all such criteria could have been satisfied if the employee remained employed for the full fiscal year, then a portion of his or her average annual bonus for the three years prior to his or her termination, based on the number of days worked during the year;

•	any compensation previously deferred by the employee and any accrued paid time-off that the employee is entitled to under our policy; and

•

on the condition the employee executes a release, health insurance and, under certain circumstances, life, disability and other insurance benefits for a period expiring on the earlier of 18 months following his or her termination or until he qualifies for related benefits from another employer.

In addition, the agreements provide that, on the condition the employee executes a release, each option to purchase shares of our common stock held by him or her as of the termination date will become fully vested and exercisable at any point during the term of the option, subject to certain limitations.

Under the agreements, in the event we terminate an employee with cause or an employee terminates his or her employment with us without good reason, his or her agreement will terminate without any further obligation to either party.

The change of control agreements provide that an employee may be terminated for cause if he or she, among other things:

•	refuses to carry out or satisfactorily perform any of his or her lawful duties or any lawful instruction of our Board of Directors or senior management;

•	violates any local, state or federal law involving the commission of a crime other than a minor traffic offense;

•	is grossly negligent, engages in willful misconduct or breaches a fiduciary obligation to us;

•	engages in any act that materially compromises his reputation or ability to represent us with investors, customers or the public; or

•	reaches a mandatory retirement age established by us before a change of control occurs.

Under the agreements, good reason includes, among other things:

•

a failure by us to make all compensation payments and provide all insurance and related benefits to the employee required under the agreement during his or her employment following a change of control, subject to certain limitations;

•	a material diminution in the employee’s position, authority, duties or responsibilities with us;

•	an order by us to relocate the employee to an office located more than 50 miles from the employee’s current residence and worksite;

•

any non-renewal of the change of control agreement by us, on the condition that the employee may terminate the agreement for good reason only during the 30-day period after he receives notice from us that we intend to terminate the agreement; and

•	any material violation of the change of control agreement by us.

Under the change of control agreements, an employee must inform us if he or she intends to terminate his or her agreement for good reason. We have 30 days from the date we receive notice of the employee’s intent to terminate the agreement for good reason to cure the default.

The executive and change of control agreements provide that in the event an executive becomes entitled to benefits under both agreements, compensation payments and other benefits will be coordinated to ensure the executive is entitled to receive the benefits described above without duplicating coverage.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2011.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (#)(c)
Equity compensation plans approved by security holders	13,981,768	$3.65	8,158,198
Equity compensation plans not approved by security holders	240,971	$25.23	—

Total	14,222,739		8,158,198

(1)	Includes 5,973,641 shares available for issuance under the Plan and 2,184,557 shares available for purchase under our Employee Stock Purchase Plan. On the first day of each calendar year, for a period of ten years beginning on January 1, 2005, the share reserve under our Employee Stock Purchase Plan will automatically increase by the lesser of 700,000 shares or 1% of the total number of shares of our common stock outstanding on that date, or by an amount to be determined by our Board of Directors. On January 1, 2011, the available shares for purchase under our Employee Stock Purchase Plan was increased by 700,000 shares.
(2)	Includes options to purchase 240,971 shares granted to Mr. Mann outside of our plans. Mr. Mann’s options have the same terms as those granted under the Plan, described elsewhere in this proxy statement, and have an exercise price of $25.23 per share. All of these options were exercisable as of December 31, 2011.

2004 Equity Incentive Plan Benefits

Awards under the Plan are discretionary. Accordingly, total awards that may be granted for the fiscal year ending December 31, 2012 under the Plan are not determinable until the completion of the fiscal year. We have made certain grants to our employees and to certain executive officers, as discussed in this Proxy Statement and we expect to make additional grants to our executive officers as well later this year as well as to our non-employee directors. However, we cannot currently determine the total amount of benefits or number of shares subject to equity awards that may be granted in the future to executive officers, directors and employees under the Plan. Therefore, the following table sets forth information about awards granted under the Plan during the year ended December 31, 2011 to our named executive officers, all current executive officers as a group (six people), all current non-employee directors as a group (seven people) and all current non-executive employees and consultants (including all current officers who are not executive officers) as a group (approximately 250 people). On March 2, 2012, the last reported sales price of our common stock on NASDAQ was $2.28.

Name	Weighted Average Exercise Price of Stock Option Awards ($)	Number of Shares Subject to Stock Option Awards	Number of Shares Subject to Restricted Stock Units
Alfred E. Mann	2.92	591,400	139,100
Matthew J. Pfeffer	3.05	135,400	32,500
Hakan S. Edstrom	2.97	541,400	130,100
Juergen A. Martens, Ph.D.	3.12	166,900	39,500
Dr. Peter C. Richardson
David Thomson, Ph.D., J.D	3.05	133,500	32,000
Executive Group	3.02	1,844,000	439,700
Non-Executive Director Group	4.03	70,000	35,940
Non-Executive Officer Employee Group	3.06	1,624,100	2,040,650

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filing of MannKind under the Securities Act or the Exchange Act, except to the extent MannKind specifically incorporates this report by reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Compensation Committee

Kent Kresa (Chair)

Abraham E. Cohen

Michael Friedman

James S. Shannon

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of MannKind under the Securi4ties Act or the Exchange Act, except to the extent MannKind specifically incorporates this report by reference.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP the written disclosures and the letter describing all relationships between MannKind and its independent auditors that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence.

The Audit Committee discussed and reviewed with Deloitte all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”, as adopted by PCAOB in Rule 3200T. In addition, with and without management present, the Audit Committee discussed and reviewed MannKind’s financial statements and the results of Deloitte’s audit of MannKind’s financial statements. Based upon the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of MannKind’s financial statements, the representations of MannKind’s management and the independent auditors’ report to the Audit Committee, the Audit Committee recommended to the Board of Directors that MannKind include the audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

The Audit Committee Charter provides that one duty of the Audit Committee is to determine whether to retain or to terminate MannKind’s existing auditors or to appoint and engage new auditors for the ensuing year. In performing that duty, the Audit Committee evaluated the performance of Deloitte in performing the examination of MannKind’s financial statements for the fiscal year ended December 31, 2011, and engaged Deloitte as MannKind’s independent auditors for the fiscal year ending December 31, 2012.

Audit Committee

Ronald J. Consiglio, Audit Committee Chair

David H. MacCallum, Audit Committee Member

Henry L. Nordhoff, Audit Committee Member

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons beneficially holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Our executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Specific due dates for these reports have been established and we are required to identify those persons who failed to timely file these reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our directors and officers that no other reports were required, during the fiscal year ended December 31, 2011, all of our directors, officers and greater than 10% stockholders complied with the Section 16(a) filing requirements.

CERTAIN TRANSACTIONS

The following is a description of transactions or series of transactions since January 1, 2011 to which we have been a party, in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements, which are described under “Management.” We believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s length transactions. In accordance with its charter, our Audit Committee approves or ratifies any related party transaction as required by Nasdaq rules.

SALES OF COMMON STOCK

Since January 1, 2011, we sold shares of our common stock as follows:

•	on June 30, 2011, we sold shares of common stock through our Employee Stock Purchase Plan at a purchase price of $3.28 per share to among other employees, the following executive officer:

Purchaser	Shares	Total Purchase Price ($)
Matthew J. Pfeffer	592	1,942

•	on December 31, 2011, we sold shares of common stock through our Employee Stock Purchase Plan at a purchase price of $2.13 per share to among other employees, the following executive officer:

Purchaser	Shares	Total Purchase Price ($)
Matthew J. Pfeffer	931	1,983

In August 2010, we and Seaside 88, LP, or Seaside, entered into a common stock purchase agreement, or the Seaside agreement. The Seaside agreement requires us to issue and sell, and Seaside to buy, up to 18,200,000 shares of our common stock in installments of 700,000 shares once every 14 days, subject to the satisfaction of certain closing conditions at each closing, beginning on September 22, 2010 and ending approximately 50 weeks after the initial closing. In conjunction with the Seaside agreement, in August 2010, we and The Mann Group LLC (“The Mann Group”), an entity controlled by our principal stockholder, Mr. Mann, entered into a common stock purchase agreement, or the Mann agreement. Under the Mann agreement, we are required to issue and sell, and The Mann Group is obligated to purchase, the same number of shares of our common stock that Seaside purchases on each closing date under the Seaside agreement. The price of the shares that we sell to The Mann Group under the Mann agreement is equal to the greater of $7.15 per share (the closing bid price of our common stock on August 10, 2010) and the closing bid price of our common stock on the trading day immediately preceding the applicable closing date. The aggregate purchase price for the shares of common stock we issue and sell to The Mann Group is paid by cancelling an equal amount of the outstanding principal under the $350.0 million loan arrangement provided by The Mann Group. To the extent that the outstanding principal amount owed under the loan arrangement is insufficient to pay the full purchase price for the shares of common stock to be acquired, The Mann Group will be obligated to pay cash for the balance of the shares of common stock it is obligated to purchase under the Mann agreement. The Mann agreement will terminate on the day following the final closing under the Seaside Agreement or upon termination of the Seaside agreement. The common stock purchase agreement with The Mann Group terminated upon termination of the Seaside agreement in the quarter ended September 30, 2011.

The following list sets forth issuances and sales to The Mann Group in 2011 pursuant to the Mann agreement:

(1)	On January 12, 2011, we issued 700,000 shares of our common stock to The Mann Group.

(2)	On January 26, 2011, we issued 700,000 shares of our common stock to The Mann Group.

The aggregate purchase price of the transactions in 2010 and 2011 were approximately $27.8 million, which was paid by cancelling an equal amount of the outstanding principal under an existing $350.0 million revolving loan arrangement provided by The Mann Group.

In February 2012, we entered into a Common Stock Purchase Agreement with The Mann Group which requires us to issue and sell, and The Mann Group is obligated to purchase, 31,250,000 shares of our common stock, subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and our receipt of stockholder approval to increase the authorized number of shares of our common stock, as necessary. The price of the shares to be sold to under this agreement will be $2.47 per share (the consolidated closing bid price of our common stock on February 2, 2012 as reported on The NASDAQ Global Market). The aggregate purchase price for the shares of common stock we will issue and sell to The Mann Group will be approximately $77.2 million and will be paid for by cancelling indebtedness under the Amended and Restated Promissory Note issued to The Mann Group on August 10, 2010, as amended on January 16, 2012, pursuant to an existing $350 million revolving loan arrangement. The closing is expected to occur following receipt of HSR Clearance and stockholder approval.

OTHER TRANSACTIONS

In October 2007, we entered into a $350.0 million loan arrangement with our principal stockholder, Mr. Mann. Under the arrangement, we can borrow up to a total of $350.0 million. On February 26, 2009, the promissory note underlying the loan arrangement was revised as a result of the principal stockholder being licensed as a finance lender under the California Finance Lenders Law. Accordingly, the lender was revised to The Mann Group. In January 2012, we amended and restated the existing promissory note evidencing the loan arrangement with The Mann Group to extend the maturity date from December 31, 2012 to March 31, 2013 and to extend the date through which we can borrow under the promissory note to June 30, 2012. The amount outstanding under the arrangement was $277.2 million at December 31, 2011. As of December 31, 2011, the Company had accrued interest of $5.9 million related to the amount outstanding and had $45.0 million of available borrowings under the loan agreement.

In connection with certain meetings of our Board of Directors and on other occasions when our business necessitated air travel for Mr. Mann and other MannKind employees, we utilized Mr. Mann’s private aircraft, and we paid the charter company that manages the aircraft on behalf of Mr. Mann approximately $112,217, for the year ended December 31, 2011 on the basis of the corresponding cost of commercial airfare. These payments were approved by the Audit Committee of the Board of Directors.

The above related-party transactions were approved by a majority or more of the disinterested members of our Board of Directors. We believe that the foregoing agreements were and continue to be in our best interests. It is our current policy that all agreements between us and any of our officers, directors, 5% stockholders, or any of their affiliates, will be entered into only if such agreements are approved by a majority of our disinterested directors and are on terms no less favorable to us than could be obtained from unaffiliated parties.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are MannKind stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to MannKind Corporation, Investor Relations, 28903 North Avenue Paine, Valencia, CA 91355 or contact David Thomson at (661) 775-5300. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 15, 2012, is available without charge upon written request to: MannKind Corporation, Investor Relations, 28903 North Avenue Paine, Valencia, CA 91355.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David Thomson

Vice President, General Counsel and Secretary

Valencia, California 91355

April 6, 2012

Appendix A

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MANNKIND CORPORATION

2004 EQUITY INCENTIVE PLAN

ORIGINALLY ADOPTED AS THE 2001 STOCK AWARDS PLAN ON OCTOBER 7, 2001

ORIGINALLY APPROVED BY STOCKHOLDERS ON OCTOBER 7, 2001

AMENDED AND RESTATED ON MARCH 23, 2004 (5,000,000 SHARES)

APPROVED BY STOCKHOLDERS ON MARCH 23, 2004

AMENDED ON FEBRUARY 16, 2006 (9,000,000 SHARES)

APPROVED BY STOCKHOLDERS ON MAY 25, 2006

AMENDED ON FEBRUARY 21, 2008 (14,000,000 SHARES)

APPROVED BY STOCKHOLDERS ON MAY 22, 2008

AMENDED ON FEBRUARY 19, 2009 (19,000,000 SHARES)

APPROVED BY STOCKHOLDERS ON MAY 21, 2009

AMENDED ON MARCH 3, 2011 (25,000,000 SHARES)

APPROVED BY STOCKHOLDERS ON JUNE 2, 2011

TERMINATION DATE: MARCH 22, 2014

1.	PURPOSES.

(a) Amendment and Restatement. The Plan amends and restates the MannKind Corporation 2001 Stock Awards Plan adopted October 7, 2001 (the “Prior Plan”). All outstanding awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All options granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(c) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Stock Appreciation Rights, (v) Phantom Stock Awards and (vi) Other Stock Awards.

(d) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d) “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) such Participant’s conviction of any felony or any crime involving fraud or dishonesty which, in the Board’s sole discretion, materially affects the business of the Company; (ii) such Participant’s participation (whether by affirmative act or omission) in a fraud, act of dishonesty or other act of misconduct against the Company and/or its Affiliates which, in the Board’s sole discretion, materially affects the business of the Company; (iii) conduct by such Participant which, based upon a good faith and reasonable factual investigation by the Company (or, if

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such Participant is an Officer, by the Board), demonstrates such Participant’s gross unfitness to serve; (iv) such Participant’s violation of any statutory or fiduciary duty, or duty of loyalty, owed to the Company and/or its Affiliates; (v) such Participant’s breach of any material term of any material contract between such Participant and the Company and/or its Affiliates; and (vi) such Participant’s repeated violation of any material Company policy. Notwithstanding the foregoing, such Participant’s Disability shall not constitute Cause as set forth herein. The determination that a termination is for Cause shall be by the Committee in its sole and exclusive judgment and discretion.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of an Exchange Act Person as described in Section 2(s) (E) transferring in a single act or series of related acts more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (1) by gift, (2) for estate planning purposes or (3) to any entity controlled directly or indirectly by such Exchange Act Person, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the

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Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means MannKind Corporation, a Delaware corporation.

(j) “Consultant” means any person, including an advisor, who (i) is engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services or (ii) is serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(l) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

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(n) “Director” means a member of the Board.

(o) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(p) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(q) “Entity” means a corporation, partnership or other entity.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (E) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 14, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(t) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “IPO Date” means the closing date of the initial public offering of the Common Stock.

(w) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(x) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

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(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(d).

(dd) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ee) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ff) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(hh) “Phantom Stock Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(ii) “Phantom Stock Award Agreement” means a written agreement between the Company and a holder of a Phantom Stock Award evidencing the terms and conditions of a Phantom Stock Award grant. Each Phantom Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(jj) “Plan” means this MannKind Corporation 2003 Equity Incentive Plan.

(kk) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(ll) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

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(mm) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(nn) “Securities Act” means the Securities Act of 1933, as amended.

(oo) “Stock Appreciation Right” means a right to receive the appreciation of Common Stock that is granted pursuant to the terms and conditions of Section 7(c).

(pp) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Stock Award” means any right granted under the Plan, including an Option, a Restricted Stock Award, a Stock Appreciation Right, a Phantom Stock Award or any Other Stock Award.

(rr) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(tt) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (1) the reduction of the exercise price of any outstanding Option under the Plan, (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (A) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of

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Common Stock, (B) a Restricted Stock Award (including a stock bonus), (C) a Stock Appreciation Right, (D) a Phantom Stock Award (E) an Other Stock Award, (F) cash and/or (G) other valuable consideration (as determined by the Board, in its sole discretion), or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(iv) To amend the Plan or a Stock Award as provided in Section 12.

(v) To terminate or suspend the Plan as provided in Section 13.

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(vii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(t)(ii) above.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate twenty-five million (25,000,000) shares of Common Stock.

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(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options shall be seven million (7,000,000) shares of Common Stock.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than two million (2,000,000) shares of Common Stock during any calendar year.

(d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. The Board shall determine the term of an Option; provided however that, subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

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(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The Board, in its discretion, shall determine the exercise price of each Nonstatutory Stock Option.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable law, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company (either by actual delivery or attestation) of other Common Stock at the time the Option is exercised, (2) according to a deferred payment or other similar arrangement with the Optionholder, (3) by a “net exercise” of the Option (as further described below), (4) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds or (5) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise”, (ii) shares actually delivered to the Participant as a result of such exercise and (iii) shares withheld for purposes of tax withholding.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the

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Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (for reasons other than Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (for reasons other than Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(l) Retirement. Notwithstanding the foregoing, if at the time of termination of an Optionholder’s Continuous Service for any reason other than Cause, the Optionholder is at least fifty five (55) years old, then the Optionholder (or such person or person(s) as may be entitled to exercise such Option pursuant to Section 6(k) in the event of the Optionholder’s death) may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) within such period of time ending on the earlier of

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(i) the date twenty four (24) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Option is not exercised within the time specified herein, the Option shall terminate.

(m) Termination for Cause. In the event an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(n) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. At the time of the grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Restricted Stock Award will not be less than the par value of a share of Common Stock. A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

(ii) Consideration. At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services previously rendered to the Company in the case of a stock bonus; or (iv) in any other form of legal consideration that may be acceptable to the Board and permissible under the Delaware Corporation Law.

(iii) Vesting. Shares of Common Stock acquired under a Restricted Stock Award may, but need not, be (i) subject to a share repurchase right or option in favor of the Company or (ii) subject to a forfeiture right in favor of the Company, each in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase, otherwise reacquire or receive by a forfeiture right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award Agreement. At the Board’s

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election, the repurchase right may be at the least of: (i) the Fair Market Value on the relevant date; (ii) the Participant’s original cost; or (iii) if the Participant paid the purchase price for the shares of Common Stock with services rendered, then for no consideration. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Restricted Stock Award Agreement.

(v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award Agreement.

(b) Phantom Stock. Each Phantom Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Phantom Stock Award Agreements may change from time to time, and the terms and conditions of separate Phantom Stock Award Agreements need not be identical, provided, however, that each Phantom Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Phantom Stock Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Phantom Stock Award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Phantom Stock Award will not be less than the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii) Vesting. At the time of the grant of a Phantom Stock Award, the Board may impose such restrictions or conditions to the vesting of the Phantom Stock Award as it, in its absolute discretion, deems appropriate.

(iii) Payment. A Phantom Stock Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration as determined by the Board and contained in the Phantom Stock Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Phantom Stock Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Phantom Stock Award after the vesting of such Phantom Stock Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Phantom Stock Award, as determined by the Board and contained in the Phantom Stock Award Agreement. At the discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Phantom Stock Award in such manner as determined by the Board. Any additional shares covered by the Phantom Stock Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Phantom Stock Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Phantom Stock Award Agreement, such portion of the Phantom Stock Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock

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Appreciation Right Agreements need not be identical, provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in share of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(ii) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its absolute discretion, deems appropriate.

(iii) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(iv) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination thereof or in any other form of consideration as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(v) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to

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obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

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(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

(c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue all such outstanding Stock Awards or substitute similar stock awards for all such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

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12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the agreement evidencing a Stock Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	CHOICE OF LAW.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

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ANNUAL MEETING OF STOCKHOLDERS OF MANNKIND CORPORATION

Date:	May 17, 2012
Time:	10:00 A.M. (Pacific Daylight Time)
Place:	MannKind Corporation, 28903 North Avenue Paine, Valencia, California 91355

Please make your marks like this:    ☒     Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR all nominees in proposal 1 and, FOR proposals 2, 3, 4, and 5.

1: To elect the nine nominees named herein as directors to serve for the ensuing year and until their successors are elected;	For		Withhold	Directors Recommend ê
01 Alfred E. Mann	☐		☐	For
02 Hakan S. Edstrom	☐		☐	For
03 Abraham E. Cohen	☐		☐	For
04 Ronald Consiglio	☐		☐	For
05 Michael Friedman	☐		☐	For
06 Kent Kresa	☐		☐	For
07 David H. MacCallum	☐		☐	For
08 Henry L. Nordhoff	☐		☐	For
09 James S. Shannon	☐		☐	For
	For	Against	Abstain
2: To approve an amendment to MannKind’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 shares to 350,000,000 shares;	☐	☐	☐	For
3: To approve an amendment to MannKind’s 2004 Equity Incentive Plan;	☐	☐	☐	For
4: To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting;

5:   To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2012.

	☐	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of MannKind Corporation

to be held on Thursday, May 17, 2012

for Holders as of March 19, 2012

This proxy is being solicited on behalf of the Board of Directors

VOTED BY:

INTERNET	TELEPHONE
Go To	Call 866-437-3716

www.proxypush.com/mnkd
• Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

    MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints David Thomson, Ken Korioth and Rose Alinaya, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of MannKind Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the MannKind Corporation to be held May 17, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND, FOR PROPOSALS 2, 3, 4, AND 5.

All votes must be received by 5:00 P.M., Eastern Daylight Time, May 16, 2012.

PROXY TABULATOR FOR MANNKIND CORPORATION c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Proxy — MannKind Corporation

Annual Meeting of Stockholders

May 17, 2012, 10:00 a.m. (Pacific Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David Thomson, Ken Korioth and Rose Alinaya, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of MannKind Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the MannKind Corporation to be held May 17, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

The purpose of the Annual Meeting is to take action on the following:

1.	To elect the nine nominees named herein as directors to serve for the ensuing year and until their successors are elected;

01 Alfred E. Mann 02 Hakan S. Edstrom 03 Abraham E. Cohen	04 Ronald Consiglio 05 Michael Friedman 06 Kent Kresa	07 David H. MacCallum 08 Henry L. Nordhoff 09 James S. Shannon

2.	To approve an amendment to MannKind’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 shares to 350,000,000 shares;

3.	To approve an amendment to MannKind’s 2004 Equity Incentive Plan;

4.	To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting;

5.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2012.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND, FOR PROPOSALS 2, 3, 4, AND 5.

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